Exhibit 2.4

VOTING AND EXCHANGE TRUST AGREEMENT

THIS VOTING AND EXCHANGE TRUST AGREEMENT (as it may be amended from time to time, the “Agreement”) made as of October 13, 2022 among Zymeworks Inc. (previously known as Zymeworks Delaware Inc.), a corporation existing under the laws of the State of Delaware (“Parent”), Zymeworks CallCo ULC, an unlimited liability company existing under the laws of the Province of British Columbia (“CallCo”), Zymeworks ExchangeCo Ltd., a company existing under the laws of the Province of British Columbia (“ExchangeCo”), and Computershare Trust Company of Canada, a trust company existing under the laws of Canada (the “Share Trustee”).

RECITALS:

A.

In connection with the restated and amended transaction agreement (the “Transaction Agreement”) dated August 18, 2022 among Parent, CallCo, ExchangeCo and Zymeworks Inc. (“Zymeworks”), as amended, supplemented or otherwise modified from time to time in accordance with its terms, ExchangeCo is to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common shares of Zymeworks pursuant to an arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) on the terms and conditions set out in the Plan of Arrangement (as defined in the Transaction Agreement).

B.	Pursuant to the Transaction Agreement, Parent, CallCo, ExchangeCo and the Share Trustee are required to enter into a voting and exchange trust agreement substantially in the form of this Agreement.

C.	These recitals and any statements of fact in this Agreement are made by Parent, CallCo, and ExchangeCo and not by the Share Trustee.

IN CONSIDERATION of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the Exchangeable Share Provisions, and the following terms shall have the following meanings:

“1933 Act” has the meaning ascribed thereto in Section 5.10;

“Agreement” has the meaning ascribed thereto in the introductory paragraph;

“Affected Person” has the meaning ascribed thereto in Section 5.13(1);

“Affiliate” means, with respect to any person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with, such person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, “Affiliate” does not include any stockholders of Parent (other than Zymeworks), or directors or executive officers of Zymeworks, Parent, ExchangeCo or CallCo;

“Automatic Exchange Right” has the meaning ascribed thereto in Section 5.12(2);

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than Parent, CallCo and their Affiliates;

“Beneficiary Votes” has the meaning ascribed thereto in Section 4.2;

“Broker” has the meaning ascribed thereto in Section 5.13(2)(a);

“CallCo” has the meaning ascribed thereto in the introductory paragraph;

“Electronic Methods” has the meaning ascribed thereto in Section 13.8;

“Equivalent Vote Amount” means, with respect to any matter, proposition, proposal or question on which holders of Delaware Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one Delaware Common Stock is entitled with respect to such matter, proposition or question;

“Exchange Right” has the meaning ascribed thereto in Section 5.1;

“Exchangeable Share Consideration” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Exchangeable Share Document” means (i) a share certificate representing Exchangeable Shares, (ii) a non-transferable acknowledgement of a shareholder’s right to obtain a share certificate representing Exchangeable Shares, or (iii) a direct registration system advice (or similar document) evidencing the electronic registration of the ownership of Exchangeable Shares, as applicable;

“Exchangeable Share Exchange Price” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Exchangeable Share Exchange Ratio” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set out in the Articles of ExchangeCo, as they may be amended from time to time, a copy of which is attached as Exhibit A, and is current as if the date of this Agreement;

“Exchangeable Shares” has the meaning ascribed thereto in Recital A;

“ExchangeCo” has the meaning ascribed thereto in the introductory paragraph;

“Governmental Entity” means any United States, Canadian, international or other (i) federal, state, provincial, local, municipal or other government entity, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private);

“Indemnified Parties” has the meaning ascribed thereto in Section 8.1;

“Insolvency Event” means (i) the institution by ExchangeCo of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of ExchangeCo to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, (ii) the filing by ExchangeCo of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), or the failure by ExchangeCo to contest in good faith any such proceedings commenced in respect of ExchangeCo within 30 days of becoming aware thereof, or the consent by ExchangeCo to the filing of any such petition or to the appointment of a receiver, (iii) the making by ExchangeCo of a general assignment for the benefit of creditors, or the admission in writing by ExchangeCo of its inability to pay its debts generally as they become due, or (iv) ExchangeCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 26.6(a)(iii) of the Exchangeable Share Provisions specified in a retraction request delivered to ExchangeCo in accordance with Section 26.6 of the Exchangeable Share Provisions;

“Liquidation Event” has the meaning ascribed thereto in Section 5.12(1)(a);

“Liquidation Event Effective Date” has the meaning ascribed thereto in Section 5.12(2);

“List” has the meaning ascribed thereto in Section 4.6;

“Officer’s Certificate” means, with respect to Parent, CallCo or ExchangeCo, a certificate signed by any one of the respective directors or officers of Parent, CallCo or ExchangeCo;

“Other Corporation” has the meaning ascribed thereto in Section 10.4(c);

“Other Shares” has the meaning ascribed thereto in Section 10.4(c);

“Other Withholding Agent” has the meaning ascribed thereto in Section 5.13(1);

“Parent” has the meaning ascribed thereto in the introductory paragraph;

“Parent Consent” has the meaning ascribed thereto in Section 4.2;

“Parent Meeting” has the meaning ascribed thereto in Section 4.2;

“Parent Successor” has the meaning ascribed thereto in Section 10.1(a);

“person” includes an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, trustee, executor, administrator, legal representative, government or any other entity, whether or not a legal entity, as the context requires;

“Privacy Laws” has the meaning ascribed thereto in Section 6.18;

“Redemption Date” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Registration Statement” has the meaning ascribed thereto in Section 5.10;

“Retracted Shares” has the meaning ascribed thereto in Section 5.7;

“Special Voting Stock” means the share of preferred stock of Parent, issued by Parent to and deposited with the Share Trustee, which, at any time, entitles the holder of record to that number of votes at meetings of holders of Delaware Common Stock equal to the number of Exchangeable Shares outstanding as of the record date for such meeting (excluding Exchangeable Shares held by Parent, CallCo and their Affiliates) multiplied by the Exchangeable Share Exchange Ratio, and in respect of each Beneficiary, rounded down to the nearest whole vote;

“Support Agreement” means the exchangeable share support agreement dated the date hereof between Parent, CallCo and ExchangeCo, substantially in the form of Exhibit C to the Transaction Agreement;

“Transaction Agreement” has the meaning ascribed thereto in Recital A;

“Trust” means the trust created by this Agreement under the laws of the Province of British Columbia;

“Trust Estate” means the Special Voting Stock, any other securities, the Exchange Right, the Automatic Exchange Right and any money or other property which may be held by the Share Trustee from time to time pursuant to this Agreement;

“Share Trustee” has the meaning ascribed thereto in the introductory paragraph;

“Voting Rights” means the voting rights attached to the Special Voting Stock;

“Withholding Obligation” has the meaning ascribed thereto in Section 5.13(1); and

“Zymeworks” has the meaning ascribed thereto in Recital A.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3	Number, Gender, etc.

In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders.

1.4	Date for any Action

If the date on which any action is required to be taken hereunder by any person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of the United States and “$” refers to United States dollars.

1.6	Statutes

Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

1.7	Exhibits

The following are the Exhibits attached to and incorporated in this Agreement by reference and deemed to be a part of this Agreement:

Exhibit A	–	Exchangeable Share Provisions

Exhibit B	–	Notice of Exercise

ARTICLE 2

PURPOSE OF AGREEMENT

2.1	Establishment of Trust

The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries as herein provided. Parent, as the settlor of the Trust, hereby appoints the Share Trustee as trustee of the Trust. The Share Trustee shall hold the Special Voting Stock in order to enable the Share Trustee to exercise the Voting Rights and shall hold the Exchange Right and the Automatic Exchange Right in order to enable the Share Trustee to exercise or enforce such rights, in each case as Share Trustee for and on behalf of the Beneficiaries as provided in this Agreement.

ARTICLE 3

SPECIAL VOTING STOCK

3.1	Issue and Ownership of the Special Voting Stock

Immediately following execution and delivery of this Agreement, Parent shall issue to and deposit with the Share Trustee the Special Voting Stock (and shall deliver the certificate or book-entry evidence representing such share to the Share Trustee) to be hereafter held of record by the Share Trustee as Share Trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Share Trustee, as Share Trustee for and on behalf of the Beneficiaries, of intangible consideration (and the adequacy thereof) for the issuance of the Special Voting Stock by Parent to the Share Trustee. During the term of the Trust, and subject to the terms and conditions of this Agreement, the Share Trustee shall possess and be vested with full legal ownership of the Special Voting Stock and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Stock; provided, however, that:

(a)

the Share Trustee shall hold the Special Voting Stock and the legal title thereto as Share Trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)

except as specifically authorized by this Agreement, the Share Trustee shall have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Stock and the Special Voting Stock shall not be used or disposed of by the Share Trustee for any purpose (including for exercising dissent or appraisal rights relating to the Special Voting Stock) other than the purposes for which this Trust is created pursuant to this Agreement.

3.2	Legended Non-Transferable Acknowledgements

ExchangeCo shall cause each Exchangeable Share Document representing Exchangeable Shares to bear a legend notifying the Beneficiary of such shares of his, her or its right to instruct the Share Trustee with respect to the exercise of that portion of the Voting Rights which corresponds to the number of Exchangeable Shares held by each such Beneficiary.

3.3	Safe Keeping of Certificate

The certificate or book-entry evidence representing the Special Voting Stock delivered to the Share Trustee shall at all times be held in safe keeping by the Share Trustee or its duly authorized agent.

ARTICLE 4

EXERCISE OF VOTING RIGHTS

4.1	Voting Rights

The Share Trustee, as the holder of record of the Special Voting Stock, shall be entitled to exercise all of the Voting Rights, including the right to consent to or vote in person or by proxy the Special Voting Stock, on any matter, question, proposal or proposition whatsoever that may properly come before the stockholders of Parent at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercisable by the Share Trustee on behalf of the Beneficiaries as provided in this Agreement. Subject to Section 6.15:

(a)

the Share Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent who are entitled to instruct the Share Trustee as to the voting thereof;

(b)

to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights in respect of which such Beneficiary is entitled to instruct the Share Trustee, the Share Trustee shall not exercise or permit the exercise of such Voting Rights; and

(c)

without prejudice to paragraph (b) above, under no circumstances shall the Share Trustee exercise or permit the exercise of a number of Voting Rights which is greater than the number of Exchangeable Shares outstanding at the relevant time multiplied by the Exchangeable Share Exchange Ratio.

4.2	Number of Votes

With respect to all meetings of stockholders of Parent at which holders of Delaware Common Stock are entitled to vote (each, a “Parent Meeting”) and with respect to all written consents, if any, sought by Parent from holders of Delaware Common Stock (each, a “Parent Consent”), each Beneficiary shall be entitled to instruct the Share Trustee to cast and exercise, in the manner instructed, that number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary at the close of business on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be, multiplied by the Exchangeable Share Exchange Ratio, and in respect of each Beneficiary, rounded down to the nearest whole vote (collectively, the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such Parent Meeting or consented to in connection with such Parent Consent.

4.3	Mailings to Stockholders

(1)

With respect to each Parent Meeting or Parent Consent, the Share Trustee will mail or cause to be mailed or delivered via electronic transmission in a manner contemplated by Section 232 of the Delaware General Corporation Law (or otherwise communicate in the same manner as Parent utilizes in communications to holders of Delaware Common Stock, including without limitation in accordance with the notice and access rules promulgated by the U.S. Securities and Exchange Commission (“SEC”), subject to applicable regulatory requirements and to the Share Trustee being advised in writing of such manner of communications and provided that such manner of communications is reasonably available to the Share Trustee) to each Beneficiary named in the applicable List on the same day as the mailing (or other communication) with respect thereto is commenced by Parent to its stockholders:

(a)

a copy of such mailing or other notice, together with any related materials, including, without limitation, any proxy statement or notice of internet availability of proxy materials, to be provided to stockholders of Parent;

(b)

a statement that such Beneficiary is entitled to instruct the Share Trustee as to the exercise of the Beneficiary Votes with respect to such Parent Meeting or Parent Consent or, pursuant to Section 4.7, to attend such Parent Meeting and to exercise personally the Beneficiary Votes thereat;

(c)

a statement as to the manner in which such instructions may be given to the Share Trustee, including an express indication that instructions may be given to the Share Trustee to give (A) a proxy to such Beneficiary or his, her or its designee to exercise personally such holder’s Beneficiary Votes, or (B) a proxy to a designated agent or other representative of Parent to exercise such holder’s Beneficiary Votes;

(d)	a statement that if no such instructions are received from such Beneficiary, the Beneficiary Votes to which the Beneficiary is entitled will not be exercised;

(e)	a form of direction such Beneficiary may use to direct and instruct the Share Trustee as contemplated herein; and

(f)

a statement of (A) the time and date by which such instructions must be received by the Share Trustee in order for such instructions to be binding upon the Share Trustee, which in the case of a Parent Meeting shall not be earlier than the close of business on the Business Day immediately prior to the date by which Parent has required proxies to be deposited for such meeting, and (B) of the method for revoking or amending such instructions.

(2)

The materials referred to in this Section 4.3 shall be provided to the Share Trustee by Parent, and the materials referred to in Sections 4.3(1)(b), 4.3(1)(c), 4.3(1)(d), 4.3(1)(e) and 4.3(1)(f) shall (if reasonably practicable to do so) be subject to reasonable comment by the Share Trustee in a timely manner. Subject to the foregoing, Parent shall ensure that the materials to be provided to the Share Trustee are provided in sufficient time to permit the Share Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Delaware Common Stock. Parent agrees not to communicate with holders of Delaware Common Stock with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Share Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, Parent may, at its option, exercise the duties of the Share Trustee to deliver copies of all materials to all Beneficiaries as required by this Section 4.3 so long as, in each case, Parent delivers a certificate to the Share Trustee stating that Parent has undertaken to perform the obligations of the Share Trustee set forth in this Section 4.3.

(3)

For the purpose of determining the number of Beneficiary Votes to which a Beneficiary is entitled in respect of any Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or in respect of such Parent Consent, which number of Beneficiary Votes shall be as set forth in the List. Parent shall notify the Share Trustee of any decision of the board of directors of Parent with respect to the calling of any Parent Meeting or any Parent Consent and shall provide all necessary information, including a certificate executed by a duly authorized officer of Parent confirming the applicable number of votes attributable to each outstanding Exchangeable Share as of the applicable record date, and materials to the Share Trustee in each case promptly and, in any event, in sufficient time to enable the Share Trustee to perform the obligations of the Share Trustee set forth in this Section 4.3.

4.4	Copies of Stockholder Information

Parent shall deliver to the Share Trustee copies of all proxy materials (including, without limitation, notices of Parent Meetings but excluding proxies to vote Delaware Common Stock), proxy statements, reports (including, without limitation, all interim and annual financial statements) and other written communications that, in each case, are required to be distributed by Parent from time to time to holders of Delaware Common Stock in sufficient quantities and in sufficient time so as to enable the Share Trustee to send or cause to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Delaware Common Stock. The Share Trustee shall mail or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Share Trustee for the benefit of the Beneficiaries by Parent) received by the Share Trustee from Parent contemporaneously with the sending of such materials to holders of Delaware Common Stock. The Share Trustee shall also make available for inspection, on an appointment basis, during regular business hours by any Beneficiary at the Share Trustee’s principal office in Vancouver, British Columbia all proxy materials, information statements, reports and other written communications that are:

(a)	received by the Share Trustee as the registered holder of the Special Voting Stock and made available by Parent generally to the holders of Delaware Common Stock; or

(b)	specifically directed to the Beneficiaries or to the Share Trustee for the benefit of the Beneficiaries by Parent.

Notwithstanding the foregoing, Parent may, at its option, exercise the duties of the Share Trustee to deliver copies of all such materials to all Beneficiaries as required by this Section 4.4 so long as, in each case, Parent delivers a certificate to the Share Trustee stating that Parent has undertaken to perform the obligations of the Share Trustee set forth in this Section 4.4.

4.5	Other Materials

As soon as reasonably practicable after receipt by Parent or stockholders of Parent (if such receipt is known by Parent) of any material sent or given by or on behalf of a third party to holders of Delaware Common Stock generally, including proxy statements with respect to contested proposals (and related information and material) and tender offers and exchange offers (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, Parent shall use its reasonable efforts to obtain and deliver to the Share Trustee copies thereof in sufficient quantities so as to enable the Share Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Share Trustee shall mail or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials received by the Share Trustee from Parent. The Share Trustee shall also make available for inspection, on an appointment basis, during regular business hours by any Beneficiary at the Share Trustee’s principal office in Vancouver, British Columbia copies of all such materials. Notwithstanding the foregoing, Parent may, at its option, exercise the duties of the Share Trustee to deliver copies of all such materials to all Beneficiaries as required by this Section 4.5 so long as, in each case, Parent delivers a certificate to the Share Trustee stating that Parent has undertaken to perform the obligations of the Share Trustee set forth in this Section 4.5.

4.6	List of Persons Entitled to Vote

ExchangeCo shall (a) prior to each annual meeting of stockholders of Parent or other Parent Meeting or the seeking of any Parent Consent, and (b) forthwith upon each request made at any time by the Share Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares (multiplied by the Exchangeable Share Exchange Ratio, and in respect of each Beneficiary, rounded down to the nearest whole share) held of record by each such Beneficiary, in each case at the close of business on the date specified by the Share Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or Parent Consent, at the close of business on the record date established by Parent or pursuant to applicable law for determining the holders of Delaware Common Stock entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with a Parent Consent. Each such List shall be delivered to the Share Trustee promptly after receipt by ExchangeCo of such request or the record date for such meeting or seeking of consent, as the case may be, and, in any event, within sufficient time as to permit the Share Trustee to perform its obligations under this Agreement. Parent agrees to give ExchangeCo notice (with a copy to the Share Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record date therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent, so as to enable ExchangeCo to perform its obligations under this Section 4.6.

4.7	Entitlement to Direct Votes

Subject to Section 4.8 and Section 4.11, any Beneficiary named in a List prepared in connection with any Parent Meeting or Parent Consent shall be entitled to (a) instruct the Share Trustee in the manner described in Sections 4.2 and 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled, (b) attend such meeting and personally exercise thereat (or to exercise with respect to any written consent), as the proxy of the Share Trustee, the Beneficiary Votes to which such Beneficiary is entitled, or (c) appoint a third party as the proxy of the Share Trustee to attend such meeting and exercise thereat the Beneficiary Votes to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8	Voting by Share Trustee and Attendance of Share Trustee Representative at Meeting

(1)

In connection with each Parent Meeting and Parent Consent, the Share Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.2 and in the form required under Section 4.3(1)(e), the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions) other than any Beneficiary Votes that are the subject of Section 4.8(2); provided, however, that such written instructions are received by the Share Trustee from the Beneficiary prior to the time and date fixed by the Share Trustee for receipt of such instruction in the notice given by the Share Trustee to the Beneficiary pursuant to Section 4.3.

(2)

To the extent so instructed in accordance with the terms of this Agreement, the Share Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Share Trustee, proxies for Voting Rights enabling a Beneficiary to attend a Parent Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Share Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Share Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes in accordance with such proxy shall have the same rights in respect of such Beneficiary Votes as the Share Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting in respect of any matter, question, proposal or proposition.

4.9	Distribution of Written Materials

Any written materials distributed by the Share Trustee to the Beneficiaries pursuant to this Agreement shall be sent by mail or delivered via electronic transmission in a manner contemplated by Section 232 of the Delaware General Corporation Law (or otherwise communicated in the same manner as Parent utilizes in communications to holders of Delaware Common Stock, including without limitation in accordance with the notice and access rules promulgated by the SEC, subject to applicable regulatory requirements and to the Share Trustee being advised in writing of such manner of communications and provided that such manner of communications is reasonably available to the Share Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the registrar. In connection with each such distribution, ExchangeCo shall provide or cause to be provided to the Share Trustee for purposes of communication, on a timely basis and without charge or other expense, a current List, and upon the request of the Share Trustee, mailing labels to enable the Share Trustee to carry out its duties under this Agreement. ExchangeCo’s obligations under this Section 4.9 shall be deemed satisfied to the extent Parent exercises its option to perform the duties of the Share Trustee to deliver copies of materials to each Beneficiary and ExchangeCo provides the required information and materials to Parent.

4.10	Termination of Voting Rights

Except as otherwise provided in the Exchangeable Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Share Trustee as to the voting of or to vote personally such Beneficiary Votes, shall lapse and be deemed to be surrendered by the Beneficiary to Parent or CallCo, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon:

(a)	the delivery by such holder to the Share Trustee of the Exchangeable Share Documents representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right;

(b)

the occurrence of the automatic exchange of Exchangeable Shares for Delaware Common Stock, as specified in Article 5 (unless Parent shall not have delivered the requisite Delaware Common Stock deliverable in exchange therefor to the Share Trustee pending delivery to the Beneficiaries);

(c)	the retraction or redemption of such Exchangeable Shares pursuant to Section 26.6 or 26.7 of the Exchangeable Share Provisions;

(d)

the effective date of the liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its stockholders for the purpose of winding up its affairs pursuant to Section 26.5 of the Exchangeable Share Provisions; or

(e)

the purchase of such Exchangeable Shares from the holder thereof by CallCo pursuant to the exercise by CallCo of the Liquidation Call Right, the Redemption Call Right, the Change of Law Call Right or the Retraction Call Right (unless, in any case, CallCo shall not have delivered the requisite consideration deliverable in exchange therefor).

4.11	Disclosure of Interest in Exchangeable Shares

The Share Trustee or ExchangeCo shall be entitled to require any Beneficiary or any person whom the Share Trustee or ExchangeCo, as the case may be, knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to (a) confirm that fact, or (b) give the Share Trustee or ExchangeCo such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of “equity securities” of ExchangeCo) under Section 5.2 of National Instrument 62-104 Take-Over Bids and Issuer Bids or as would be required under the governing documents of Parent or any laws or regulations, or pursuant to the rules or regulations of any regulatory agency, if and only to the extent that the Exchangeable Shares (as multiplied by the Exchangeable Share Exchange Ratio) were Delaware Common Stock. If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this Section 4.11, the board of directors of Parent may take any action permitted under the certificate of incorporation or by-laws of Parent or any laws or regulations, or pursuant to the rules or regulations of any regulatory agency, with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary as if, and only to the extent that, the Exchangeable Shares (as multiplied by the Exchangeable Share Exchange Ratio) were Delaware Common Stock.

ARTICLE 5

EXCHANGE AND AUTOMATIC EXCHANGE

5.1	Grant and Ownership of the Exchange Right and Automatic Exchange Right

(1)

Parent and, in the case of the Exchange Right, CallCo hereby grant to the Share Trustee as Share Trustee for and on behalf of, and for the use and benefit of, the Beneficiaries (i) the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require CallCo or Parent (provided that Parent may, in its sole discretion, cause CallCo to purchase in its place and stead to the extent permissible by applicable law) to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary, all in accordance with the provisions of this Agreement, and (ii) the Automatic Exchange Right. Each of Parent and CallCo hereby acknowledges receipt from the Share Trustee as Share Trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by Parent or CallCo, as the case may be, to the Share Trustee.

(2)

During the term of the Trust, and subject to the terms and conditions of this Agreement, the Share Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Right, provided that the Share Trustee shall:

(a)

hold the Exchange Right and the Automatic Exchange Right and the legal title thereto as Share Trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)

except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Right, and the Share Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

5.2	Legended Exchangeable Share Document

ExchangeCo shall cause each Exchangeable Share Document to bear a legend notifying the Beneficiary in respect of the Exchangeable Shares represented by such Exchangeable Share Document of (a) his, her or its right to instruct the Share Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by such Beneficiary and (b) the Automatic Exchange Right.

5.3	General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Share Trustee. Subject to Section 6.15, the Share Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Share Trustee as to the exercise thereof. To the extent that no instructions are received from any Beneficiary with respect to the Exchange Right, the Share Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4	Purchase Price

The purchase price payable by Parent or CallCo, as the case may be, for each Exchangeable Share to be purchased by Parent or CallCo, as the case may be, pursuant to the exercise of the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of the closing of the purchase and sale of such Exchangeable Share pursuant to such exercise of the Exchange Right, which price may be satisfied only by Parent or CallCo, as the case may be, delivering or causing to be delivered to the Share Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing such Exchangeable Share Price. In connection with each exercise of the Exchange Right, Parent or CallCo, as the case may be, shall provide to the Share Trustee an Officer’s Certificate setting forth the calculation of the Exchangeable Share Price. Upon payment by Parent or CallCo, as the case may be, of the Exchangeable Share Price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by ExchangeCo and ExchangeCo shall cease to be obligated to pay any amount in respect of such dividends.

5.5	Exercise Instructions

Subject to the terms and conditions set forth herein, a Beneficiary shall be entitled upon the occurrence and during the continuance of an Insolvency Event, to instruct the Share Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary. In order to cause the Share Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of a Beneficiary, such Beneficiary shall deliver to the Share Trustee, in person or by certified or registered mail, at its principal office in Vancouver, British Columbia or at such other place as the Share Trustee may from time to time designate by written notice to the Beneficiaries, the Exchangeable Share Documents representing the Exchangeable Shares which such Beneficiary desires Parent or CallCo to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under the Business Corporations Act (British Columbia), the articles of ExchangeCo and such additional documents and instruments as Parent, ExchangeCo or the Share Trustee may reasonably require together with:

(a)

a duly completed notice of exercise of the Exchange Right substantially in the form attached as Exhibit B, contained on the reverse of or attached to the Exchangeable Share Documents, stating (i) that the Beneficiary thereby instructs the Share Trustee to exercise the Exchange Right so as to require Parent or CallCo to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Parent or CallCo free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the Delaware Common Stock issuable in connection with the exercise of the Exchange Right are to be issued, and (iv) the names and addresses of the persons to whom such new certificates or book-entry evidence should be delivered; and

(b)	payment (or evidence satisfactory to Parent, ExchangeCo and the Share Trustee of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement;

provided that if only a part of the Exchangeable Shares represented by any Exchangeable Share Documents delivered to the Share Trustee are to be purchased by Parent or CallCo pursuant to the exercise of the Exchange Right, a new Exchangeable Share Document for the balance of such Exchangeable Shares shall be issued to the holder at the expense of ExchangeCo.

5.6	Delivery of Delaware Common Stock; Effect of Exercise

Promptly after the receipt by the Share Trustee of the Exchangeable Share Document representing the Exchangeable Shares which a Beneficiary desires Parent or CallCo to purchase pursuant to the exercise of the Exchange Right, together with a notice of exercise and such other documents and instruments specified by Section 5.5, the Share Trustee shall notify Parent, CallCo and ExchangeCo of its receipt of the same, which notice to Parent, CallCo and ExchangeCo shall constitute exercise of the Exchange Right by the Share Trustee on behalf of such Beneficiary in respect of such Exchangeable Shares, and Parent or CallCo, as the case may be, shall promptly thereafter deliver or cause to be delivered to the Share Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with such exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to Parent, CallCo, ExchangeCo and the Share Trustee of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Share Trustee to Parent, CallCo and ExchangeCo of any exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary in respect of such Exchangeable Shares shall be deemed to have transferred to Parent or CallCo, as the case may be, all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Exchangeable Share Consideration in respect of such Exchangeable Shares, unless such Exchangeable Share Consideration is not delivered by Parent or CallCo, as the case may be, to the Share Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) within five Business Days of the date of the giving of such notice by the Share Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is so delivered. Upon delivery of such Exchangeable Share Consideration to the Share Trustee, the Share Trustee shall promptly deliver such Exchangeable Share Consideration to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary). Concurrently with the closing of the transaction of purchase and sale contemplated by such exercise of the Exchange Right, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Delaware Common Stock delivered to it pursuant to such exercise of the Exchange Right.

5.7	Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its retraction right under Section 26.6(a) of the Exchangeable Share Provisions to require ExchangeCo to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by ExchangeCo pursuant to Section 26.6(a)(iii) of the Exchangeable Share Provisions that ExchangeCo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Share Trustee of written notice to that effect from ExchangeCo, and provided that CallCo has not exercised its Retraction Call Right with respect to the Retracted Shares and that the Beneficiary shall not have revoked the retraction request delivered by the Beneficiary to ExchangeCo pursuant to Section 26.6(a)(iv) of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Share Trustee instructing the Share Trustee to exercise the Exchange Right with respect to those Retracted Shares that ExchangeCo is unable to redeem. In any such event, ExchangeCo hereby agrees with the Share Trustee, and in favour of the Beneficiary, promptly to notify the Share Trustee of such prohibition against ExchangeCo and to forward or cause to be forwarded to the Share Trustee all relevant materials delivered by the Beneficiary to ExchangeCo or to the Transfer Agent in connection with such proposed redemption of the Retracted Shares and the Share Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that ExchangeCo is not permitted to redeem and will require Parent or, at the option of Parent, CallCo to purchase such shares in accordance with the provisions of this Article 5.

5.8	Stamp or Other Transfer Taxes

Upon any sale or transfer of Exchangeable Shares to Parent or CallCo pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, the share certificate or certificates or book-entry evidence representing the Delaware Common Stock to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or transferred or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold or transferred; provided, however, that such Beneficiary (a) shall pay (and none of Parent, CallCo, ExchangeCo or the Share Trustee shall be required to pay) any documentary, stamp, transfer or other taxes or duties that may be payable in respect of any sale or transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary including, without limitation, in the event that Exchangeable Shares are being delivered, sold or transferred in the name of a clearing service or depositary or a nominee thereof, or (b) shall have evidenced to the satisfaction of Parent, CallCo, ExchangeCo and the Share Trustee that such taxes or duties (if any) have been paid.

5.9	Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Parent and ExchangeCo shall give written notice thereof to the Share Trustee. As soon as practicable after receiving notice from Parent or ExchangeCo of the occurrence of an Insolvency Event, or upon the Share Trustee otherwise becoming aware of an Insolvency Event, the Share Trustee shall mail to each Beneficiary, at the expense of Parent (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Parent, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10	U.S. Securities Law Compliance and Listing of Delaware Common Stock

Parent covenants and agrees that it shall use its commercially reasonable efforts to:

(a)

promptly file a prospectus supplement under a then existing and effective registration statement or a new registration statement (such prospectus supplement or new registration statement, the “Registration Statement”) on Form S-3 or, if Parent is not then eligible to use Form S-3, then such other form as Parent is then eligible to use, under the Securities Act of 1933, as amended (the “1933 Act”), to register the issuance of all shares of Delaware Common Stock to be issued or delivered to holders of the Exchangeable Shares (including, for greater certainty, pursuant to the Exchange Right or the Automatic Exchange Right);

(b)	cause the Registration Statement to become effective as soon as reasonably practicable; and

(c)	cause the Registration Statement (or a successor registration statement) to remain effective at all times that any Exchangeable Shares remain outstanding

Without limiting the generality of the foregoing, Parent and CallCo each covenant and agree that it will take all such actions and do all such things as are reasonably necessary or desirable to make such filings and seek such regulatory consents and approvals as are necessary so that the Delaware Common Stock to be issued or delivered to holders of Exchangeable Shares by Parent or CallCo pursuant to the terms of the Exchangeable Share Provisions, the Support Agreement and this Agreement will be offered, sold, issued and delivered in compliance with the 1933 Act and all applicable state securities laws, and applicable securities laws in Canada and will use commercially reasonable efforts to ensure that the Delaware Common Stock will not be subject to any hold period as contemplated by Rule 144 under the 1933 Act or subject to any “hold period” resale restriction under National Instrument 45-102 Resale of Securities. Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Delaware Common Stock to be delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Support Agreement and this Agreement to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding Delaware Common Stock have been listed by Parent and remain listed and are quoted or posted for trading at such time.

5.11	Delaware Common Stock

Parent hereby represents, warrants and covenants that the Delaware Common Stock deliverable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12	Automatic Exchange on Liquidation of Parent

(1)	Parent shall give the Share Trustee written notice of each of the following events (each, a “Liquidation Event”) at the time set forth below:

(a)	in the event of any determination by the board of directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(b)

as soon as practicable following the earlier of (A) receipt by Parent of notice of, and (B) Parent otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, in each case where Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within 30 days of becoming aware thereof.

(2)

As soon as practicable following receipt by the Share Trustee from Parent of notice of a Liquidation Event, the Share Trustee shall give notice thereof to the Beneficiaries. Such notice shall be provided by Parent to the Share Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for Delaware Common Stock provided for in Section 5.12(3) (the “Automatic Exchange Right”).

(3)

In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Delaware Common Stock in the distribution of assets of Parent in connection with a Liquidation Event, immediately prior to the effective date of a Liquidation Event (the “Liquidation Event Effective Date”), each of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its Affiliates) shall be automatically exchanged for one share of Delaware Common Stock multiplied by the Exchangeable Share Exchange Ratio, and in respect of each Beneficiary, rounded down to the nearest whole share. To effect such automatic exchange, Parent (or, if Parent so decides, in its sole discretion and to the extent permitted by applicable law, CallCo) shall exchange each such Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall transfer each Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for a amount per share equal to the Exchangeable Share Price immediately prior to the Liquidation Event Effective Date, which amount shall be satisfied in full by Parent delivering to such holder the Exchangeable Share Consideration representing such Exchangeable Share Price. For greater certainty, the Beneficiary shall upon delivery of the Exchangeable Share Consideration cease to have any rights to be paid by ExchangeCo any amount in respect of declared and unpaid dividends on the Exchangeable Shares.

(4)

The closing of the exercise of the Automatic Exchange Right shall be deemed to have occurred at the close of business on the Business Day immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall be deemed to have transferred to Parent or CallCo, as applicable, all of such Beneficiary’s right, title and interest in and to the Exchangeable Shares held by such Beneficiary free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from ExchangeCo shall be deemed to be satisfied and discharged, and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Parent or CallCo, as applicable, shall deliver or cause to be delivered to the Share Trustee, for delivery to such Beneficiary, the Exchangeable Share Consideration deliverable to such Beneficiary upon such exercise of the Automatic Exchange Right. Concurrently with each such Beneficiary ceasing to be a holder of Exchangeable Shares, such Beneficiary shall be considered and deemed for all purposes to be the holder of the Delaware Common Stock included in the Exchangeable Share Consideration to be delivered to such Beneficiary and the Exchangeable Share Documents held by such Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Parent or CallCo, as applicable, pursuant to the exercise of the Automatic Exchange Right shall thereafter be deemed to represent the Delaware Common Stock issued to such Beneficiary by Parent pursuant to the exercise of the Automatic Exchange Right. Upon the request of any Beneficiary and the surrender by such Beneficiary of Exchangeable Share certificates or book-entry evidence deemed to represent Delaware Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Parent or the transfer agent of Parent may reasonably require, Parent shall deliver or cause to be delivered to such Beneficiary book-entry evidence representing the Delaware Common Stock of which the Beneficiary is the holder.

5.13	Withholding Rights

(1)

Notwithstanding anything to the contrary contained in this Agreement, each of Parent, ExchangeCo, CallCo, the Share Trustee, and any other person that has any withholding obligation with respect to any amount paid or deemed paid under this Agreement (any such person, an “Other Withholding Agent”) shall be entitled to deduct and withhold or direct Parent, ExchangeCo, CallCo, the Share Trustee, or any Other Withholding Agent to deduct and withhold on their behalf, from any amount or consideration paid, deemed paid or otherwise deliverable to any person under this Agreement (an “Affected Person”) such amounts as are required to be deducted or withheld with respect to such payment or deemed payment under the Income Tax Act (Canada), the U.S. Internal Revenue Code of 1986, or any provision of any federal, provincial, territorial, state, local or other tax Law (a “Withholding Obligation”). Parent, ExchangeCo, CallCo, the Share Trustee, or any Other Withholding Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Affected Person to whom such amounts would otherwise have been paid or deemed paid, and such deducted or withheld amounts shall be timely remitted to the appropriate Governmental Entity as required by applicable Law.

(2)	Parent, ExchangeCo, CallCo, the Share Trustee and any Other Withholding Agent shall also have the right to:

(a)

withhold and sell, or direct Parent, ExchangeCo, CallCo, the Share Trustee, or any Other Withholding Agent to deduct and withhold and sell on their behalf, on their own account or through a broker (the “Broker”), and on behalf of any Affected Person; or

(b)

require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to Parent, ExchangeCo, CallCo, the Share Trustee, or any Other Withholding Agent as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction);

such number of shares of Delaware Common Stock or Exchangeable Shares (or shares of Delaware Common Stock exchanged therefor) delivered or deliverable to such Affected Person pursuant to this Agreement as is necessary to produce sale proceeds (after deducting commissions payable to the Broker and other costs and expenses) sufficient to fund any Withholding Obligations. Any Exchangeable Shares to be sold in accordance with this Section 5.13 shall first be exchanged for Delaware Common Stock in accordance with their terms and Delaware Common Stock delivered in respect of such Exchangeable Shares shall be sold. Any such sale of Delaware Common Stock shall be affected on a public market and as soon as practicable. Each of Parent, ExchangeCo, CallCo, the Share Trustee, the Broker or any Other Withholding Agent, as applicable, shall act in a commercially reasonable manner in respect of any withholding obligation; however, none of Parent, ExchangeCo, CallCo, the Share Trustee, the Broker or any Other Withholding Agent shall have or be deemed to have any fiduciary duty to any Beneficiary and shall not be liable for any loss arising out of any sale of such Delaware Common Stock, including any loss relating to the manner or timing of such sales, the prices at which Delaware Common Stock are sold or otherwise.

(3)

Before delivering any amount or consideration to any Affected Person, the Share Trustee shall obtain from Parent a written confirmation of the Withholding Obligations, if any. The Share Trustee shall be entitled to rely on Parent’s written confirmation of any such Withholding Obligations and the Share Trustee shall not be responsible nor liable for the calculation or determination of the same.

5.14	No Fractional Shares

A holder of an Exchangeable Share shall not be entitled to any fraction of a Delaware Common Stock upon the exercise of the Exchange Right or Automatic Exchange Right hereunder and no certificates or book-entry evidence representing any such fractional interest shall be issued.

ARTICLE 6

CONCERNING THE SHARE TRUSTEE

6.1	Powers and Duties of the Share Trustee

(1)	The rights, powers, duties and authorities of the Share Trustee under this Agreement, in its capacity as Share Trustee of the Trust, shall include:

(a)	receipt and deposit of the Special Voting Stock from Parent as Share Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b)	granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

(c)	voting the Beneficiary Votes on the direction and behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(d)

receiving the grant of the Exchange Right from Parent and CallCo, and the Automatic Exchange Right from Parent, as Share Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e)

exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries the Exchangeable Share Consideration to which such Beneficiaries are entitled pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, as the case may be;

(f)	holding title to the Trust Estate;

(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(h)	taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Parent, CallCo and ExchangeCo under this Agreement; and

(i)	taking such other actions and doing such other things as are specifically provided in this Agreement to be carried out by the Share Trustee.

(2)

In the exercise of such rights, powers, duties and authorities, the Share Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Share Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Share Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Share Trustee shall have only those duties as are set out specifically in this Agreement.

(3)

The Share Trustee, in exercising its rights, powers, duties and authorities hereunder, shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent Share Trustee would exercise in comparable circumstances.

(4)

The Share Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Share Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Share Trustee, and in the absence of such notice the Share Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2	No Conflict of Interest

The Share Trustee represents to Parent, CallCo and ExchangeCo that, at the date of execution and delivery of this Agreement, there exists no material conflict of interest in the role of the Share Trustee as a fiduciary hereunder and the role of the Share Trustee in any other capacity. If the Share Trustee has a material conflict of interest in the role of the Share Trustee as a fiduciary hereunder and the role of the Share Trustee in any other capacity the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Share Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Supreme Court of British Columbia for an order that the Share Trustee be replaced as Share Trustee hereunder. Notwithstanding the foregoing, if Parent determines (acting reasonably and in good faith) that there exists a material conflict of interest in the role of the Share Trustee as a fiduciary hereunder and the role of the Share Trustee in any other capacity, then at the written request of Parent (which written request shall set forth the nature of such material conflict of interest), the Share Trustee shall resign in the manner and with the effect specified in Article 9.

6.3	Dealings with Transfer Agents, Registrars, etc.

(1)	Each of Parent, CallCo and ExchangeCo irrevocably authorizes the Share Trustee, from time to time, to:

(a)

consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Delaware Common Stock; and

(b)

requisition, from time to time, from any such registrar or transfer agent, any information readily available from the records maintained by it which the Share Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement.

(2)

Each of Parent and CallCo irrevocably authorizes its respective registrar and Transfer Agent to comply with all such requests and covenants that it shall supply the Share Trustee or its transfer agent, as the case may be, in a timely manner with duly executed share certificates or book-entry evidence for the purpose of completing the exercise from time to time of all rights to acquire Delaware Common Stock hereunder, under the Exchangeable Share Provisions and under any other security or commitment given to the Beneficiaries pursuant thereto, in each case pursuant to the provisions hereof or of the Exchangeable Share Provisions or otherwise.

6.4	Books and Records

The Share Trustee shall keep available for inspection during regular business hours by Parent, CallCo and ExchangeCo at the Share Trustee’s principal office in Vancouver, British Columbia correct and complete books and records of account relating to the Trust created by, and Share Trustee’s actions under, this Agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Right. On or before February 1, 2023, and on or before February 1 in every year thereafter, so long as the Special Voting Stock is registered in the name of the Share Trustee, the Share Trustee shall transmit to Parent, CallCo and ExchangeCo a brief report, dated as of the preceding December 31, with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)

the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Share Trustee on behalf of Beneficiaries in consideration of the issuance and delivery by Parent or CallCo of Delaware Common Stock in connection with the Exchange Right, during the calendar year ended on such December 31; and

(c)	any action taken by the Share Trustee in the performance of its duties under this Agreement which it had not previously reported.

6.5	Income Tax Returns and Reports

The Share Trustee shall, when directed by Parent, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law, by any court, tribunal, government, governmental or regulatory agency or public official, or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Share Trustee may obtain the advice and assistance of such experts or advisors (who may be experts or advisors to Parent, CallCo and/or ExchangeCo) as the Share Trustee considers necessary or advisable. If requested by the Share Trustee, Parent shall retain or caused to be retained qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6	Indemnification Prior to Certain Actions by Share Trustee

(1)

The Share Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Share Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Share Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Share Trustee any such funding, security or indemnity in connection with the exercise by the Share Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Stock pursuant to Article 4, subject to Section 6.15, and with respect to the Exchange Right and the Automatic Exchange Right pursuant to Article 5.

(2)

None of the provisions contained in this Agreement shall require the Share Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

6.7	Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Share Trustee to take or institute such action, suit or proceeding and furnished the Share Trustee with the funding, security or indemnity referred to in Section 6.6 and the Share Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Share Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Right or the Automatic Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Share Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8	Reliance Upon Declarations

The Share Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Share Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

6.9	Evidence and Authority to Share Trustee

(1)

Parent, CallCo and/or ExchangeCo shall furnish to the Share Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Parent, CallCo and/or ExchangeCo or the Share Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights, the Exchange Right or the Automatic Exchange Right and the taking of any other action to be taken by the Share Trustee at the request of or on the application of Parent, CallCo and/or ExchangeCo promptly if and when:

(a)	such evidence is required by any other Section of this Agreement to be furnished to the Share Trustee in accordance with the terms of this Section 6.9; or

(b)

the Share Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Parent, CallCo and/or ExchangeCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(2)

Such evidence shall consist of an Officer’s Certificate of Parent, CallCo and/or ExchangeCo or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

(3)	Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Share Trustee at the request or on the application of Parent, CallCo and/or ExchangeCo, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by such person; provided, however, that if such report or opinion is furnished by a director, officer or employee of Parent, CallCo and/or ExchangeCo it shall be in the form of an Officer’s Certificate or a statutory declaration.

(4)

Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Share Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(a)	declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

(c)

declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

6.10	Experts, Advisers and Agents

The Share Trustee may:

(a)

in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Share Trustee or by Parent, CallCo and/or ExchangeCo or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

(b)	employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder; and

(c)

pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11	Investment of Moneys Held by Share Trustee

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Share Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Share Trustee or which may be in the hands of the Share Trustee may be invested or reinvested in the name or under the control of the Share Trustee in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust moneys, or as otherwise agreed upon in writing by the Share Trustee and ExchangeCo, provided that such securities are stated to mature within two years after their purchase by the Share Trustee and the Share Trustee shall so invest such money on the written direction of ExchangeCo. Pending the investment of any money as herein provided, such moneys may be deposited in the name of the Share Trustee in any chartered bank in Canada or, with the consent of ExchangeCo, in the deposit department of the Share Trustee or any other specified loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits. The Share Trustee shall not be held liable for any losses incurred in the investment of any funds as herein provided and all interest on monies held by or on behalf of the Share Trustee shall be for the account of ExchangeCo and held by the Share Trustee for the benefit of ExchangeCo.

6.12	Share Trustee Not Required to Give Security

The Share Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.13	Share Trustee Not Bound to Act on Request

Except as in this Agreement otherwise specifically provided, the Share Trustee shall not be bound to act in accordance with any direction or request of Parent, CallCo and/or ExchangeCo or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Share Trustee, and the Share Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Share Trustee to be genuine. The Share Trustee shall have the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Share Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist or economic sanction legislation or regulation. Further, should the Share Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation or regulation or guideline, then it shall have the right to resign on ten days written notice to the other parties to this Agreement, provided that (a) the Share Trustee’s written notice shall describe the circumstances of such non-compliance and (b) if such circumstances are rectified to the Share Trustee’s satisfaction within such ten day period, such resignation shall not be effective.

6.14	Authority to Carry on Business

The Share Trustee represents to Parent, CallCo and ExchangeCo that, at the date of execution and delivery by it of this Agreement, it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Right and the other rights granted in or resulting from the Share Trustee being a party to this Agreement shall not be affected in any manner whatsoever by reason only of such event but the Share Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province or territory of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

6.15	Conflicting Claims

(1)

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Share Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Share Trustee may elect not to exercise any Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Share Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Share Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)

the rights of all adverse claimants with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction and all rights of appeal have expired; or

(b)

all differences with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Share Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

(2)

If the Share Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Share Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16	Acceptance of Trust

The Share Trustee hereby accepts the Trust created and provided for, by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

6.17	Third Party Interests

Each party to this Agreement hereby represents to the Share Trustee that any account to be opened by, or interest to be held by the Share Trustee in connection with this Agreement, for or to the credit of such party, either (a) is not intended to be used by or on behalf of any third party, or (b) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Share Trustee’s prescribed form as to the particulars of such third party.

6.18	Privacy

The parties acknowledge that Canadian federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, no party shall take or direct any action that would contravene, or cause the others to contravene, applicable Privacy Laws. The parties shall, prior to transferring or causing to be transferred personal information to the Share Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Share Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Share Trustee agrees (a) to have a designated chief privacy officer, (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry, (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any other purpose except with the consent of or direction from the other parties or the individual involved, (d) not to sell or otherwise improperly disclose personal information to any third party, and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE 7

COMPENSATION

7.1	Fees and Expenses of the Share Trustee

Parent, CallCo and ExchangeCo jointly and severally agree to pay the Share Trustee reasonable compensation for all of the services rendered by it under this Agreement and shall reimburse the Share Trustee for all reasonable expenses (including, but not limited to, taxes (other than taxes based on the net income or capital of the Share Trustee), fees paid to legal counsel and other experts and advisors and agents and reasonable travel expenses) and disbursements, including the reasonable cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, in each case reasonably incurred by the Share Trustee in connection with its duties under this Agreement; provided, however, that Parent, CallCo and ExchangeCo shall have no obligation to reimburse the Share Trustee for any expenses or disbursements paid, incurred or suffered by the Share Trustee in any suit or litigation or any such proceedings in which the Share Trustee is determined to have acted in bad faith or with gross negligence, fraud or willful misconduct.

ARTICLE 8

INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1	Indemnification of the Share Trustee

(1)

Parent, CallCo and ExchangeCo jointly and severally agree to indemnify and hold harmless the Share Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable and documented expenses of the Share Trustee’s legal counsel) which, without bad faith, gross negligence, fraud or willful misconduct on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Share Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Share Trustee by Parent, CallCo or ExchangeCo pursuant hereto.

(2)

The Share Trustee shall promptly notify Parent, CallCo and ExchangeCo of a claim or of any action commenced against any Indemnified Parties promptly after the Share Trustee or any of the Indemnified Parties shall have received written assertion of such a claim or action or have been served with a summons or other first legal process giving information as to the nature and basis of the claim or action; provided, however, that the omission to so notify Parent, CallCo or ExchangeCo shall not relieve Parent, CallCo or ExchangeCo of any liability which any of them may have to any Indemnified Party except to the extent that any such delay prejudices the defence of any such claim or action or results in any increase in the liability which Parent, CallCo or ExchangeCo have under this indemnity. Subject to (ii) below, Parent, CallCo and ExchangeCo shall be entitled to participate at their own expense in the defence and, if Parent, CallCo and ExchangeCo so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Share Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Share Trustee unless (i) the employment of such counsel has been authorized by Parent, CallCo or ExchangeCo and such authorization is not to be unreasonably withheld, or (ii) the named parties to any such suit include both the Share Trustee and Parent, CallCo or ExchangeCo and the Share Trustee shall have been advised by counsel acceptable to Parent, CallCo and ExchangeCo that there may be one or more legal defences available to the Share Trustee that are different from or in addition to those available to Parent, CallCo or ExchangeCo and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Parent, CallCo and ExchangeCo shall not have the right to assume the defence of such suit on behalf of the Share Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Share Trustee). This indemnity shall survive the termination of the Trust and the resignation or removal of the Share Trustee.

(3)	This indemnity shall survive the termination of the Trust and the resignation or removal of the Share Trustee.

8.2	Limitation of Liability

(1)

The Share Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the bad faith, gross negligence, fraud or willful misconduct on the part of the Share Trustee.

(2)

Notwithstanding any other provision of this Agreement other than clause (1) above, any liability of the Share Trustee, shall be limited to an amount of fees paid by parties to the Share Trustee under this agreement in the thirty-six (36) months immediately prior to the Share Trustee receiving the first notice of claim.

(3)

Notwithstanding any other provision of this Agreement, the Share Trustee shall not be liable for any (i) breach by any other party of any applicable securities legislation, and (ii) lost profits, punitive, consequential, special, indirect, incidental, exemplary or aggravated losses or damages of any other person under any circumstances whatsoever, whether such losses or damages are foreseeable or unforeseeable.

(4)	This limitation of liability shall survive the termination of the Trust and the resignation or removal of the Share Trustee.

8.3	Force Majeure

No party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered or delayed in the performance or observance of any provision contained herein by reason of act of god, riots, terrorism, acts of war, epidemics or pandemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 8.3.

ARTICLE 9

CHANGE OF SHARE TRUSTEE

9.1	Resignation

The Share Trustee, or any Share Trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Parent, CallCo and ExchangeCo specifying the date on which it desires to resign, provided that such notice shall not be given less than 30 days before such desired resignation date unless Parent, CallCo and ExchangeCo otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor Share Trustee and the acceptance of such appointment by the successor Share Trustee. Upon receiving such notice of resignation, Parent, CallCo and ExchangeCo shall promptly appoint a successor Share Trustee, which successor Share Trustee shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces and territories of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning Share Trustee and one copy to the successor Share Trustee. Failing the appointment and acceptance of a successor Share Trustee, a successor Share Trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring Share Trustee is the party initiating an application for the appointment of a successor Share Trustee by order of a court of competent jurisdiction, Parent, CallCo and ExchangeCo shall be jointly and severally liable to reimburse the retiring Share Trustee for its legal costs and expenses in connection with same.

9.2	Removal

The Share Trustee, or any Share Trustee hereafter appointed, may (provided a successor Share Trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by Parent, CallCo and ExchangeCo, in duplicate, one copy of which shall be delivered to the Share Trustee so removed and one copy to the successor Share Trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor Share Trustee.

9.3	Successor Share Trustee

Any successor Share Trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Parent, CallCo and ExchangeCo and to its predecessor Share Trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor Share Trustee shall become effective and such successor Share Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as Share Trustee in this Agreement. However, on the written request of Parent, CallCo and ExchangeCo or of the successor Share Trustee, the Share Trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor Share Trustee all the rights and powers of the Share Trustee so ceasing to act. Upon the request of any such successor Share Trustee, Parent, CallCo, ExchangeCo and such predecessor Share Trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Share Trustee all such rights and powers.

9.4	Notice of Successor Share Trustee

Upon acceptance of appointment by a successor Share Trustee as provided herein, Parent, CallCo and ExchangeCo shall cause to be mailed notice of the succession of such Share Trustee hereunder to each Beneficiary specified in a List. If Parent, CallCo or ExchangeCo shall fail to cause such notice to be mailed within ten days after acceptance of appointment by the successor Share Trustee, the successor Share Trustee shall cause such notice to be mailed at the expense of Parent, CallCo and ExchangeCo.

ARTICLE 10

PARENT SUCCESSORS

10.1	Certain Requirements in Respect of Combination, etc.

So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent shall not enter into any transaction (whether by way of reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale for otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of an amalgamation or merger, of the continuing corporation resulting therefrom, provided that it may do so if as a result of such transactions, and concurrently therewith, the Exchangeable Shares held by the Beneficiaries are exchanged for Delaware Common Stock in accordance with their terms, and in any other case:

(a)

such other person or continuing corporation (the “Parent Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

(b)

such transaction shall be upon such terms and conditions as to substantially preserve and not impair any of the rights, duties, powers and authorities of the Share Trustee or the holders of the Exchangeable Shares.

10.2	Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed, the parties, if required by Section 10.1, shall execute and deliver the supplemental trust agreement provided for in Section 10.1(a) and thereupon the Parent Successor and such other person that may then be the issuer of the Delaware Common Stock shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

10.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (a) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent (other than ExchangeCo or CallCo) with or into Parent, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Parent (other than ExchangeCo or CallCo), provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent, (c) the conversion of Parent as contemplated by Section 266 of the Delaware General Corporation Law, as it may be amended from time to time, (d) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Parent among the stockholders of such subsidiary for the purpose of winding up its affairs, and (e) any such transactions which are expressly permitted by this Article 10.

10.4	Successor Transactions

Notwithstanding the foregoing provisions of this Article 10, in the event of a Parent Control Transaction:

(a)

in which Parent merges, combines or amalgamates with, or in which all or substantially all of the then outstanding Delaware Common Stock are acquired by, one or more other corporations to which Parent is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of Redemption Date in the Exchangeable Share Provisions; and

(c)

in which all or substantially all of the then outstanding Delaware Common Stock are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Parent Control Transaction, owns or controls, directly or indirectly, Parent;

then, (i) all references herein to “Parent” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Delaware Common Stock” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the Plan of Arrangement or the exchange of such shares pursuant to this Agreement immediately subsequent to the Parent Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the Plan of Arrangement, or the exchange of such shares pursuant to this Agreement had occurred immediately prior to the Parent Control Transaction and the Parent Control Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of this Agreement and without any further action required, and (ii) Parent shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this Agreement.

ARTICLE 11

AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1	Amendments, Modifications, etc.

Subject to Section 11.2, 11.4 and 13.1 this Agreement may not be amended or modified except by an agreement in writing executed by Parent, CallCo, ExchangeCo and the Share Trustee and approved by the Beneficiaries in accordance with Section 26.11(b) of the Exchangeable Share Provisions.

11.2	Ministerial Amendments

Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of Parent, CallCo and ExchangeCo shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)	evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 10;

(c)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of Parent, CallCo and ExchangeCo and in the opinion of the Share Trustee it may be expedient to make, provided that each such board of directors and the Share Trustee shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial to the rights or interests of the Beneficiaries; or

(d)

making such changes or corrections which, on the advice of counsel to Parent, CallCo, ExchangeCo and the Share Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that each such board of directors and the Share Trustee shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the Beneficiaries.

11.3	Meeting to Consider Amendments

ExchangeCo, at the request of Parent, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval of ExchangeCo pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the articles of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

11.4	Changes in Capital of Parent and ExchangeCo

Notwithstanding the provisions of Section 11.1, at all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Delaware Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Delaware Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5	Execution of Supplemental Trust Agreements

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. Notwithstanding the provisions of Section 11.1, from time to time Parent, CallCo and ExchangeCo (in each case, when authorized by a resolution of its board of directors) and the Share Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)

evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 10 and the successors of the Share Trustee or any successor Share Trustee in accordance with the provisions of Article 9;

(b)

making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Right which, in the opinion of the Share Trustee relying on the advice of counsel, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Share Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent, CallCo, ExchangeCo, the Share Trustee or this Agreement; and

(c)

for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby; provided that, in the opinion of the Share Trustee relying on the advice of counsel, the rights of the Share Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 12

TERMINATION

12.1	Term

The Trust created by this Agreement shall continue until the earliest to occur of the following events, and upon the occurrence thereof, the Share Trustee shall surrender the electronic registration of Special Voting Stock, and the Special Voting Share shall be cancelled by Parent without a return of capital:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary following the Sunset Date (as defined in the Exchangeable Share Provisions); and

(b)

each of Parent, CallCo and ExchangeCo elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 26.11(b) of the Exchangeable Share Provisions.

12.2	Survival of Agreement

This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this Agreement.

ARTICLE 13

GENERAL

13.1	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

13.2	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

13.3	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by electronic transmission to the parties at the following addresses:

(a)	In the case of Parent, CallCo or ExchangeCo, at the following address:

114 East 4th Avenue, Suite 800

Vancouver, BC, V5T 1G4

Attention: Daniel Dex

Email: daniel.dex@zymeworks.com

with copies (which shall not constitute notice) to:

Attention: Bryan King

Email: bking@wsgr.com

and to:

Attention: Joseph Garcia

Email: joseph.garcia@blakes.com

(b)	In the case of Share Trustee, at the following addresses:

Computershare Trust Company of Canada

Attention: General Manager, Corporate Trust

Email: corporatetrust.vancouver@computershare.com

and such notice or other communication shall be deemed to have been given and received (x) if delivered on a Business Day prior to 4:30 p.m. (local time in the place where the notice or other communication is received), on the date of delivery, or (y) otherwise, on the next Business Day. Either party may change its address for notice by giving notice to the other parties in accordance with the foregoing provisions.

13.4	Notice to Beneficiaries

Any notice, request or other communication to be given to a Beneficiary shall be given or sent (in writing or by electronic transmission) to the address of the holder recorded in the securities register of ExchangeCo or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder, in any manner permitted by the articles of ExchangeCo, and shall be deemed received at the time specified by such articles. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken pursuant thereto.

13.5	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.6	Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

13.7	Attornment

Each of Parent, CallCo, ExchangeCo and the Share Trustee agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and Parent hereby appoints ExchangeCo at its registered office in the Province of British Columbia as attorney for service of process.

13.8	Communications Methods

The Share Trustee shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form satisfactory to the Share Trustee (“Electronic Methods”) from a person purporting to be (and whom the Share Trustee, acting reasonably, believes in good faith to be) the authorized representative of a party, as sufficient instructions and authority of the party for the Share Trustee to act and shall have no duty to verify or confirm that such person is so authorized. The parties hereto acknowledges that they are fully informed of the protections and risks associated with the various methods of transmitting instructions to the Share Trustee and that there may be more secure methods of transmitting instructions than Electronic Methods.

[Remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ZYMEWORKS INC.

By:	/s/ Kenneth Galbraith
	Name:	Kenneth Galbraith
	Title:	Chair and Chief Executive Officer

ZYMEWORKS CALLCO ULC

By:	/s/ Daniel Dex
	Name:	Daniel Dex
	Title:	Secretary

ZYMEWORKS EXCHANGECO LTD.

By:	/s/ Daniel Dex
	Name:	Daniel Dex
	Title:	Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Brian Howarth
	Name:	Brian Howarth
	Title:	Manager, Corporate Trust

By:	/s/ Alan Zhang
	Name:	Alan Zhang
	Title:	Associate Trust Officer

EXHIBIT A

EXCHANGEABLE SHARE PROVISIONS

Please see the attached.

ARTICLE 26

SPECIAL RIGHTS OR RESTRICTIONS ATTACHED TO THE EXCHANGEABLE SHARES

The Exchangeable Shares of the Company shall have the following rights, privileges, restrictions and conditions:

26.1	Interpretation

(a)	Definitions. For the purposes of these Exchangeable Share Provisions:

“affiliate” means, with respect to any person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with, such person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Article 26, “affiliate” does not include any stockholders of Parent (other than Zymeworks Inc.), or directors or executive officers of Zymeworks Inc., Parent, the Company or CallCo.

“Automatic Exchange Right” has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

“Board of Directors” means the board of directors of the Company.

“Broker” has the meaning ascribed thereto in Section 26.14(c).

“Business Day” means a day on which banks are generally open for the transaction of commercial business in Vancouver, British Columbia, and New York, New York, but does not in any event include a Saturday or Sunday or statutory holiday in Vancouver, British Columbia, or New York, New York.

“CallCo” means Zymeworks CallCo ULC, a corporation existing under the laws of the Province of British Columbia.

“Canadian Resident” means either (i) a person who, at the relevant time, is a resident of Canada for purposes of the Income Tax Act (Canada), or (ii) a partnership that is a “Canadian partnership” for purposes of the Income Tax Act (Canada).

“Change of Law” means any amendment to the Income Tax Act (Canada) and other applicable provincial income Tax Laws that permits Canadian Resident holders of the Exchangeable Shares, who hold the Exchangeable Shares as capital property and deal at arm’s length with Parent and the Company (all for the purposes of the Income Tax Act (Canada) and other applicable provincial income Tax Laws), to exchange their Exchangeable Shares for Delaware Common Stock on a basis that will not require such holders to recognize any income, gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Income Tax Act (Canada) or applicable provincial income Tax Laws.

“Change of Law Call Date” has the meaning ascribed thereto in Section 26.20(b).

“Change of Law Call Purchase Price” has the meaning ascribed thereto in Section 26.20(a).

“Change of Law Call Right” has the meaning ascribed thereto in Section 26.20(a).

“Common Shares” means the common shares in the capital of the Company.

“Current Market Price” means, in respect of Delaware Common Stock on any date, the average closing price of a share of Delaware Common Stock on the NYSE during the period of 20 consecutive trading days ending on the third trading day immediately before such date or, if the Delaware Common Stock are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the Delaware Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Delaware Common Stock during such period does not reflect the fair market value of a share of Delaware Common Stock, then the Current Market Price of a share of Delaware Common Stock shall be determined by the Board of Directors, based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate; and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding, absent manifest error.

“Delaware Common Stock” means shares of Parent’s common stock, par value US$0.00001 per share.

“Effective Date” has the meaning ascribed thereto in the Plan of Arrangement.

“Exchangeable Share Consideration” means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Company in respect of such Exchangeable Share, or purchase of such Exchangeable Share pursuant to these Exchangeable Share Provisions or the Support Agreement or the Voting and Exchange Trust Agreement:

(i)

one share of Delaware Common Stock multiplied by the Exchangeable Share Exchange Ratio on the Business Day immediately preceding the date on which the Exchangeable Share Price in respect of the Exchangeable Share Consideration being delivered is calculated; plus

(ii)

a cheque or cheques payable at par at any branch of the bankers of the payor in the amount contemplated by clause (ii) and (iv) (and in respect of clause (iv), to the extent of a cash dividend that is payable), as applicable, of the definition of Exchangeable Share Price; plus

(iii)

such stock or other property contemplated by clause (iii) and (iv) (and in respect of clause (iv), to the extent of a non-cash dividend that is payable), as applicable, of the definition of Exchangeable Share Price;

provided that: (A) the part of the consideration which represents (i) above shall be fully paid and satisfied by the delivery of Delaware Common Stock, such shares to be duly issued, fully paid and nonassessable; (B) the part of the consideration which represents (iii) above shall be fully paid and satisfied by delivery of such non-cash items; (C) in each case, any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest; and (D) in each case, any such consideration shall be paid without interest and less any tax required to be deducted and withheld therefrom.

“Exchangeable Share Document” means (i) a share certificate representing Exchangeable Shares, (ii) a non-transferable acknowledgement of a shareholder’s right to obtain a share certificate representing Exchangeable Shares, or (iii) a direct registration system advice (or similar document) evidencing the electronic registration of the ownership of Exchangeable Shares, as applicable.

“Exchangeable Share Exchange Ratio” means, at any time and in respect of each Exchangeable Share, an amount equal to 1.00000, as at the Effective Date, as cumulatively adjusted from time to time thereafter by increasing the Exchangeable Share Exchange Ratio on each date after the Effective Date on which the board of directors of Parent pays any dividend or other distribution on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement) by an amount, rounded to the nearest five decimal places, equal to (a)(i) the amount of such dividend or other distribution (which, in the case of a non-cash dividend, shall equal the fair value as determined by the Board of Directors in good faith and in its sole discretion), expressed on a per Delaware Common Stock per share basis, multiplied (ii) by the Exchangeable Share Exchange Ratio in effect on the Business Day immediately preceding the record date set for such dividend or other distribution, divided by (b) the Current Market Price on the record date set for such dividend or other distribution, and any such adjustment shall be determined by the Board of Directors in good faith and in its sole discretion and any such determination by the Board of Directors shall be conclusive and binding; provided, however, that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the Board of Directors determines in good faith and in its sole discretion that the Company would be liable for any unrecoverable tax as a result of paying any such dividend or distribution and determines to adjust the Exchangeable Share Exchange Ratio in lieu of paying an equivalent dividend or other distribution on the Exchangeable Shares in accordance with these Exchangeable Share Provisions.

“Exchangeable Share Price” means, at any time, for each Exchangeable Share, an amount equal to the aggregate of the following:

(i)

the Current Market Price of one share of Delaware Common Stock at such time multiplied by the Exchangeable Share Exchange Ratio on the Business Day immediately preceding the date on which the Exchangeable Share Price is calculated;

(ii)

the full amount of all cash dividends (A) declared, payable and unpaid on the Exchangeable Share, plus (B) to the extent a cash dividend has been declared by Parent on the Delaware Common Stock at such time for which a corresponding cash dividend on the Exchangeable Share would be required to be, but has not yet been, declared at such time, then the undeclared and unpaid cash dividend on such Exchangeable Share of equal amount multiplied by the Exchangeable Share Exchange Ratio (but only to the extent the Company has not taken one of the alternative actions permitted under these Exchangeable Share Provisions to account for such declaration by Parent);

(iii)

the full amount of all non-cash dividends declared, payable and unpaid at such time on such Exchangeable Share (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement); and

(iv)

the full amount of all dividends declared and payable in respect of each share of Delaware Common Stock (as adjusted by the Exchangeable Share Exchange Ratio from time to time) which have not, at such time, been paid on such Exchangeable Share in accordance herewith or adjusted for under the Exchangeable Share Exchange Ratio, or otherwise accounted for in under clauses (ii) and (iii) above in this definition (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement).

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions set out in this Article 26.

“Exchangeable Shares” means the exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth in this Article 26.

“Governmental Authority” means any nation or government or any agency, public or regulatory authority, taxing authority, self-regulatory organization (including stock exchanges), instrumentality, department, commission, court, arbitrator (public or private), ministry, tribunal or board of any nation, government or political subdivision or delegated authority thereof, in each case, whether foreign or domestic and whether national, supranational, multinational, federal, provincial, territorial, state, regional, local or municipal.

“Law” means applicable statutes, common laws, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of Law or bylaws, in each case, of a Governmental Authority.

“Liquidation Amount” has the meaning ascribed thereto in Section 26.5(a).

“Liquidation Call Purchase Price” has the meaning ascribed thereto in the Section 26.18(a).

“Liquidation Call Right” has the meaning ascribed thereto in the Section 26.18(a).

“Liquidation Date” has the meaning ascribed thereto in Section 26.5(a).

“NYSE” means the New York Stock Exchange.

“Other Withholding Agent” has the meaning ascribed thereto in Section 26.14(c).

“Parent” means Zymeworks Delaware Inc., a corporation existing under the Laws of the State of Delaware.

“Parent Control Transaction” shall be deemed to have occurred if:

(i)

any person acquires, directly or indirectly, any voting security of Parent and, immediately after such acquisition, directly or indirectly owns, or exercises control and direction over, voting securities representing more than 50% of the total voting power of all of the then outstanding voting securities of Parent, other than any such transaction which would result in the holders of outstanding voting securities of Parent immediately prior to such transaction directly or indirectly owning, or exercising control and direction over, voting securities representing more than 50% of the total voting power of all of the voting securities of the acquiring person outstanding immediately after such transaction;

(ii)

the shareholders of Parent approve a merger, combination, consolidation, recapitalization or reorganization of Parent, other than any such transaction which would result in the holders of outstanding voting securities of Parent immediately prior to such transaction directly or indirectly owning, or exercising control and direction over, voting securities representing more than 50% of the total voting power of all of the voting securities of the surviving entity outstanding immediately after such transaction;

(iii)	the shareholders of Parent approve a liquidation of Parent;

(iv)	Parent sells or disposes of all or substantially all of its assets; or

(v)	any other transaction or series of related transactions having a substantially similar effect.

“Parent Dividend Declaration Date” means the date on which the board of directors of Parent declares any dividend or other distribution on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement).

“person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government or any other entity, whether or not having legal status.

“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Exhibit A to the Transaction Agreement, including any appendices thereto, and any amendments, modifications or supplements thereto made from time to time in accordance with its terms.

“Preferred Stock Rights Agreement” means any preferred stock rights agreement that may now or in the future be adopted and entered into by Parent in respect of the Delaware Common Stock, to protect stockholders of Parent from coercive or otherwise unfair takeover tactics, in such form and substance as Parent may determine in its sole discretion.

“Redemption Call Purchase Price” has the meaning ascribed thereto in Section 26.19(a).

“Redemption Call Right” has the meaning ascribed thereto in Section 26.19(a).

“Redemption Date” means the date for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its affiliates), which date shall be the earlier of (a) the Sunset Date, and (b) the date, if any, established by the Board of Directors following the occurrence of any of the following:

(i)

the aggregate number of Exchangeable Shares issued and outstanding (other than Exchangeable Shares held by Parent and its affiliates) is less than 5% of the number of Exchangeable Shares issued on the Effective Date (as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of, or stock or share dividend on, the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date as it may determine, upon at least 30 days’ prior written notice to the holders of the Exchangeable Shares and the Share Trustee;

(ii)

a Parent Control Transaction is proposed, in which case, provided the Board of Directors determines in good faith that it is not practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Parent Control Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its affiliates) is necessary to enable the completion of such Parent Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as it may determine, upon such number of days prior written notice to the holders of the Exchangeable Shares and the Share Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i) or (ii) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption.

“Redemption Price” has the meaning ascribed thereto in Section 26.7(a).

“Retracted Shares” has the meaning ascribed thereto in Section 26.6(a)(i)(A).

“Retraction Call Notice” has the meaning ascribed thereto in Section 26.6(b)(ii).

“Retraction Call Right” has the meaning ascribed thereto in Section 26.6(a)(i)(C).

“Retraction Call Right Purchase Price” has the meaning ascribed thereto in Section 26.6(b)(i).

“Retraction Date” has the meaning ascribed thereto in Section 26.6(a)(i)(B).

“Retraction Price” has the meaning ascribed thereto in Section 26.6(a)(i).

“Retraction Request” has the meaning ascribed thereto in Section 26.6(a)(i).

“Share Trustee” means the trustee chosen by Parent and Zymeworks Inc. to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the Laws of Canada or any Province thereof and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

“Sunset Date” means the seventh anniversary of the Effective Date, as it may be extended from time to time by the Board of Directors.

“Support Agreement” means the support agreement to be entered into at or prior to the issuance by the Company of any Exchangeable Shares among Parent, CallCo and the Company substantially in the form of Exhibit C to the Transaction Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Tax” means any and all national, supranational, multinational, federal, provincial, territorial, state, regional, local or municipal taxes, including income, branch, profits, capital gains, gross receipts, windfall profits, value added, severance, ad valorem, property, capital, estimated, utility, recapture, net worth, production, sales, use, license, excise, franchise, environmental, transfer, land transfer, withholding or similar, payroll, employment, employer health, government pension plan premiums and contributions, social security premiums, workers’ compensation premiums, employment/unemployment insurance or compensation premiums or contributions, disability, documentary, registration, stamp, occupation, premium, alternative or add-on minimum, goods and services, harmonized sales, customs duties or other taxes, levies, premiums, excises, fees, assessments, imposts, duties, and other similar charges of any kind whatsoever imposed, assessed, charged or collected by a Governmental Authority and any installments in respect thereof, including any interest, fines, assessments, reassessments, penalties or additions to tax imposed in connection therewith or with respect thereto, and any interest in respect of such additions or penalties, and whether disputed or not.

“Tax Law” means any Law in respect of Taxes.

“Transaction Agreement” means the restated and amended transaction agreement dated August 18, 2022 among Parent, CallCo, the Company and Zymeworks Inc., as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Transfer Agent” means Computershare Investor Services Inc. or such other person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares.

“Voting and Exchange Trust Agreement” means the voting and exchange trust agreement to be made among Parent, CallCo, the Company and the Share Trustee in connection with the Plan of Arrangement substantially in the form of Exhibit D to the Transaction Agreement, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Withholding Shortfall” has the meaning ascribed thereto in Section 26.14(c).

(b)

Interpretation Not Affected by Headings. The division of these Exchangeable Share Provisions into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to a “Section” followed by a number and/or a letter refer to the specified section of these Exchangeable Share Provisions.

(c)

Number and Gender. In these Exchangeable Share Provisions, unless the context otherwise clearly requires, words used herein importing the singular include the plural and vice versa and words imparting any gender shall include all genders.

(d)

Date of Any Action. If any date on which any action is required to be taken hereunder by any person is not a Business Day, then such action shall be required to be taken on the next succeeding day which is a Business Day.

(e)	Currency. In these Exchangeable Share Provisions, unless stated otherwise, all cash payments provided for herein shall be made in United States dollars.

26.2 Ranking of Exchangeable Shares. The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares: (a) with respect to the payment of dividends or other distributions as and to the extent provided in Section 26.3 and (b) with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs as and to the extent provided in Section 26.5.

26.3 Dividends and Distributions.

(a)

Dividends and Distributions. A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable Law, on each Parent Dividend Declaration Date, declare a dividend or other distribution on each Exchangeable Share:

(i)

in the case of a cash dividend or other distribution declared on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), in an amount in cash payable in United States dollars for each Exchangeable Share equal to (A) the cash dividend or other distribution declared on each share of Delaware Common Stock on the Parent Dividend Declaration Date, multiplied by (B) the relevant Exchangeable Share Exchange Ratio;

(ii)

in the case of a stock or share dividend or other distribution declared on the Delaware Common Stock to be paid in Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), by the issue or transfer by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Delaware Common Stock to be paid on each share of Delaware Common Stock multiplied by the relevant Exchangeable Share Exchange Ratio; provided, however, that the Company may, in lieu of such stock or share dividend or other distribution, elect to effect a corresponding, contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with Sections 26.3(e) and 26.3(f)) subdivision of the outstanding Exchangeable Shares; or

(iii)

in the case of a dividend or other distribution declared on the Delaware Common Stock in property other than cash or Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the Board of Directors in accordance with Section 26.3(e)) and adjusted for the relevant Exchangeable Share Exchange Ratio to the type and amount of property declared as a dividend or other distribution on each share of Delaware Common Stock; and

such dividends or other distributions shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends or other distributions, out of authorized but unissued shares of the Company or through the subdivision of outstanding Exchangeable Shares, as applicable; provided, that the Board of Directors may determine, in its sole discretion, to adjust the Exchangeable Share Exchange Ratio as provided herein in lieu of paying any such dividend or other distribution on the Exchangeable Shares, and provided further, however, that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the Board of Directors determines in good faith and in its sole discretion that the Company would be liable for any unrecoverable tax as a result of paying any such dividend or distribution. The holders of Exchangeable Shares shall not be entitled to any dividends or other distributions other than or in excess of the dividends or other distributions referred to in this Section 26.3(a).

(b)

Payments of Dividends and Distributions. Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends or other distributions contemplated by Section 26.3(a)(i) and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend or other distribution represented thereby unless the cheque is not paid on presentation. An Exchangeable Share Document registered in the name of the registered holder of Exchangeable Shares shall be delivered in respect of any stock or share dividends or other distributions contemplated by Section 26.3(a)(ii) or any subdivision of the Exchangeable Shares under Sections 26.3(a)(ii) and 26.3(f) and the sending of such Exchangeable Share Document to each holder of an Exchangeable Share shall satisfy the stock or share dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or other distributions contemplated by Section 26.3(a)(iii) shall be issued, distributed or transferred by the Company in such manner as it shall determine, and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend or other distribution represented thereby. Subject to the requirements of applicable Law with respect to unclaimed property, no holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend or other distribution that is represented by a cheque that has not been duly presented to the Company’s bankers for payment or that otherwise remains unclaimed for a period of three (3) years from the date on which such dividend was payable.

(c)

Record and Payment Dates. The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or other distribution declared on the Exchangeable Shares under Section 26.3(a) shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or other distribution declared on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement). The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision of the Exchangeable Shares under Sections 26.3(a)(ii) and 26.3(f), and the effective date of such subdivision, shall be the same dates as the record and payment date, respectively, for the corresponding stock or share dividend or other distribution declared on the Delaware Common Stock.

(d)

Partial Payment. If on any payment date for any dividends or other distributions declared on the Exchangeable Shares under Section 26.3(a) the dividends or other distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or other distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends or other distributions.

(e)

Economic Equivalence. The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the Board of Directors may determine), “economic equivalence” for the purposes of the Exchangeable Share Provisions and each such determination shall be conclusive and binding on the Company and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(i)

in the case of any stock or share dividend or other distribution payable in Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), the number of such shares issued as a result of such stock or share dividend or other distribution in proportion to the number of Delaware Common Stock previously outstanding;

(ii)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Delaware Common Stock or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each share of Delaware Common Stock and the Current Market Price of a share of Delaware Common Stock, the price volatility of the Delaware Common Stock and the terms of any such instrument;

(iii)

in the case of the issuance or distribution of any other form of property including, without limitation, any shares or securities of Parent of any class other than Delaware Common Stock, any rights, options or warrants other than those referred to in Section 26.3(e)(ii), any evidences of indebtedness of Parent or any assets of Parent (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of Delaware Common Stock and the Current Market Price of a share of Delaware Common Stock;

(iv)

in the case of any subdivision, redivision or change of the then outstanding Delaware Common Stock into a greater number of Delaware Common Stock or the reduction, combination, consolidation or change of the then outstanding Delaware Common Stock into a lesser number of Delaware Common Stock or any amalgamation, merger, arrangement, reorganization or other transaction affecting the Delaware Common Stock, the effect thereof upon the then outstanding Delaware Common Stock; and

(v)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Delaware Common Stock as a result of differences between taxation Laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(f)

Subdivision on Stock or Share Dividend. In the case of a stock or share dividend declared on Delaware Common Stock to be paid in Delaware Common Stock, in lieu of declaring the stock or share dividend contemplated by Section 26.3(a)(ii) on the Exchangeable Shares, the Board of Directors may, in good faith and in its discretion and subject to applicable Law and to obtaining any required regulatory approvals, subdivide, redivide or change each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before such subdivision becomes a number of Exchangeable Shares equal to the sum of (i) one share of Delaware Common Stock, and (ii) the number of Delaware Common Stock to be paid as a share dividend on each share of Delaware Common Stock. In such instance, and notwithstanding any other provision hereof, such subdivision shall become effective on the effective date specified in Section 26.3(c) without any further act or formality on the part of the holders of Exchangeable Shares. For greater certainty, subject to applicable Law, no approval of the holders of Exchangeable Shares to an amendment to these Articles shall be required to give effect to such subdivision.

(g)

Share Consolidation. In the case of a consolidation of shares of Delaware Common Stock, the Board of Directors may, in good faith and in its discretion and subject to applicable Law and to obtaining any required regulatory approvals, consolidate each issued and unissued Exchangeable Share on the same basis concurrently with, or as soon as practicable following, the consolidation of the shares of Delaware Common Stock (and to ensure that the Exchangeable Share Exchange Ratio does not decrease as a result of the consolidation of the shares of Delaware Common Stock). For greater certainty, subject to applicable Law, no approval of the holders of Exchangeable Shares to an amendment to these Articles shall be required to give effect to such consolidation.

26.4 Certain Restrictions. So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 26.11(b):

(a)

pay any dividends or other distributions on any shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or other distributions (other than the Common Shares), other than stock or share dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)

redeem or purchase or make any capital distribution in respect of any shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or other distributions (other than the Common Shares) in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(c)

redeem or purchase or make any capital distribution in respect of any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or other distributions in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs; or

(d)

issue any Exchangeable Share or any other shares ranking equally with, or superior to, the Exchangeable Shares, other than, in each case, by way of stock or share dividends to the holders of such Exchangeable Shares or pursuant to a shareholders rights plan adopted by the Company;

provided, however, that the restrictions in this Section 26.4 shall not apply if, in connection with all dividends or other distributions declared and paid on the Delaware Common Stock (but excluding any dividends or distributions pursuant to a Preferred Stock Rights Agreement): (i) all dividends or other distributions on the outstanding Exchangeable Shares shall have been declared and paid in full on the Exchangeable Shares, or (ii) the Exchangeable Share Exchange Ratio shall have been adjusted in accordance with these Exchangeable Share Terms, in each case, prior to or as at the date of any such event referred to in this Section 26.4.

26.5	Liquidation.

(a)

Liquidation Amount. Subject to applicable Laws and the due exercise by CallCo of the Liquidation Call Right (which shall itself be subject to the sale and purchase contemplated by the Automatic Exchange Right), in the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution, winding-up or other distribution (the “Liquidation Date”), before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to dividends or other distributions an amount per share (the “Liquidation Amount”) equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date, which price shall be satisfied in full by the Company delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Liquidation Amount for each Exchangeable Share held by such holder.

(b)

Payment of Liquidation Amount. In the case of a distribution pursuant to Section 26.5(a), and provided that the sale and purchase contemplated by the Automatic Exchange Right has not occurred and that the Liquidation Call Right has not been exercised by CallCo, on or promptly after the Liquidation Date, the Company shall deliver or cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share, upon presentation and surrender of the Exchangeable Share Documents representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, together with such additional documents, instruments and payments as the Transfer Agent or the Company may reasonably require, at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of such holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the Exchangeable Share Consideration such holder is entitled to receive pursuant to Section 26.5(a). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive, without interest, their proportionate part of the aggregate Liquidation Amount, unless payment of the aggregate Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of Exchangeable Share Documents and other required documents in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner so provided. The Company shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited in a custodial account with, any chartered bank or trust company the Liquidation Amount in respect of the Exchangeable Shares represented by Exchangeable Share Documents that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares as of the date of such deposit shall be limited to receiving its proportionate part of the aggregate Liquidation Amount for such Exchangeable Shares so deposited, without interest, and all dividends and other distributions with respect to the Delaware Common Stock to which such holder is entitled with a record date on or after the date of such deposit and before the date of transfer of such Delaware Common Stock to such holder against presentation and surrender of the Exchangeable Share Documents for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Delaware Common Stock delivered to them or the custodian on their behalf.

(c)

No Right to Participate in Further Distributions. After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the aggregate Liquidation Amount per Exchangeable Share pursuant to this Section 26.5, such holders shall not be entitled to share in any further distribution of the assets of the Company.

26.6	Retraction of Exchangeable Shares.

(a)	Retraction at Option of Holder

(i)

Subject to applicable Laws and the due exercise by CallCo of the Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require the Company to redeem (at the holder’s discretion) any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Price”), which price shall be satisfied in full by the Company or CallCo, as applicable, delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Price. A holder of Exchangeable Shares must give notice of such request to redeem or purchase by presenting and surrendering to any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the Exchangeable Share Documents representing the Exchangeable Shares that such holder desires to have the Company redeem or CallCo purchase, as applicable, together with (A) such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, together with such additional documents, instruments and payments as the Transfer Agent or the Company may reasonably require, and (B) a duly executed request (the “Retraction Request”) in the form of the Appendix attached hereto or in such other form as may be acceptable to the Company:

(A)

specifying that such holder desires to have all or any number specified therein of the Exchangeable Shares represented by such Exchangeable Share Documents (the “Retracted Shares”) redeemed by the Company or purchased by CallCo, as applicable;

(B)

stating the Business Day on which the holder desires to have the Company redeem or CallCo purchase the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall not be less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Transfer Agent on behalf of the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Transfer Agent on behalf of the Company, subject to Section 26.6(a)(v); and

(C)

acknowledging the overriding right (the “Retraction Call Right”) of CallCo to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to CallCo in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Right Purchase Price and on the other terms and conditions set out in Section 26.6(b).

(ii)

In the case of a redemption or purchase of Exchangeable Shares pursuant to this Section 26.6(a), upon receipt by the Transfer Agent in the manner specified in Section 26.6(a)(i) of one or more Exchangeable Share Documents representing the number of Exchangeable Shares which the holder desires to have the Company redeem or CallCo purchase, together with a duly executed Retraction Request and such additional documents and instruments specified in Section 26.6(a)(i) or that the Company or the Transfer Agent may reasonably require, and provided that (A) the Retraction Request has not been revoked by the holder of such Retracted Shares in the manner specified in Section 26.6(a)(iv), and (B) CallCo has not exercised the Retraction Call Right, the Company shall redeem or CallCo shall purchase, as applicable, the Retracted Shares effective at the close of business on the Retraction Date. On the Retraction Date, the Company or CallCo shall deliver or cause to be delivered to such holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the Retraction Request or by holding for pick-up by the holder at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Price and such delivery of such Exchangeable Share Consideration by or on behalf of the Company by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such Exchangeable Share Consideration, unless any cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation. If only a part of the Exchangeable Shares represented by any Exchangeable Share Document is redeemed or purchased, a new Exchangeable Share Document for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company. On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive the aggregate Retraction Price in respect thereof, unless payment of the aggregate Retraction Price payable to such holder shall not be made upon presentation and surrender of the Exchangeable Share Documents and other required documents in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Price has been paid in the manner so provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of the Exchangeable Share Documents and payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company shall thereafter be considered and deemed for all purposes to be a holder of the Delaware Common Stock delivered to such holder.

(iii)

Notwithstanding any other provision of this Section 26.6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request if and to the extent that such redemption or purchase of Retracted Shares, as applicable, would be contrary to solvency requirements or other provisions of applicable Laws. If the Company believes, after due enquiry, that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that (A) CallCo has not exercised the Retraction Call Right with respect to such Retracted Shares, and (B) the holder has not required that CallCo purchase such Retracted Shares as contemplated under Section 26.6(a)(i), then the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Share Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable Laws, the Company shall redeem Retracted Shares in accordance with Section 26.6(a)(ii) on a pro rata basis in proportion to the total number of Exchangeable Shares tendered for retraction and shall issue to each holder of Retracted Shares a new Share Exchange Document, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to Section

26.6(a)(ii). If the Company would otherwise be obligated to redeem Retracted Shares pursuant to Section 26.6(a)(ii) but is not obligated to do so as a result of solvency requirements or other provisions of applicable Laws, the holder of any such Retracted Shares not redeemed by the Company pursuant to Section 26.6(a)(ii) as a result of solvency requirements or other provisions of applicable Laws shall be deemed, by delivery of the Retraction Request, to have instructed the Transfer Agent to require CallCo to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by CallCo to such holder of the aggregate Retraction Price in respect of such Retracted Shares, all as more specifically provided for in the Voting and Exchange Trust Agreement.

(iv)

A holder of Retracted Shares may, by notice in writing given by the holder to any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to CallCo shall be deemed to have been revoked.

(v)	Notwithstanding any other provision of this Section 26.6(a), if:

(A)

exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require the Company to redeem any Exchangeable Shares pursuant to this Section 26.6(a) on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of the NYSE to the listing and trading (subject to official notice of issuance) of the Delaware Common Stock that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

(B)

as a result of (A) above, it would not be practicable (notwithstanding the reasonable endeavours of Parent) to obtain such approvals in time to enable all or any of such Delaware Common Stock to be admitted to listing and trading by the NYSE (subject to official notice of issuance) when so delivered; the Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (i) the second Business Day immediately following the date the approvals referred to in Section 26.6(a)(v)(A) are obtained and (ii) the date which is 30 Business Days after the date on which the relevant Retraction Request is received by the Company, and references in these Exchangeable Share Provisions to such Retraction Date shall be construed accordingly.

(b)	Retraction Call Rights

(i)

In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 26.6(a), and subject to the limitations set forth in Section 26.6(a)(ii), the Retraction Call Right will be available to CallCo, notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to Section 26.6(a), to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by CallCo of an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Call Right Purchase Price”), which price shall be satisfied in full by CallCo delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price. Upon the exercise of the Retraction Call Right in respect of Retracted Shares, the holder of such Retracted Shares shall be obligated to sell all of such Retracted Shares to CallCo on the Retraction Date on payment by CallCo of the aggregate Retraction Call Right Purchase Price in respect of such Retracted Shares as set forth in this Section 26.6(b)(i).

(ii)

Upon receipt by the Transfer Agent of a Retraction Request, the Transfer Agent shall immediately notify the Company and CallCo thereof and shall provide CallCo with a copy of the Retraction Request. In order to exercise its Retraction Call Right, CallCo must notify the Transfer Agent in writing of its determination to do so (a “Retraction Call Notice”) within five Business Days after the Transfer Agent notifies CallCo of the Retraction Request. If CallCo does not so notify the Transfer Agent within such five Business Day period, then the Transfer Agent shall notify the holder as soon as possible thereafter that CallCo will not exercise the Retraction Call Right. If CallCo delivers a Retraction Call Notice within such five Business Day period and duly exercises its Retraction Call Right in accordance with this Section 26.6(b)(ii), the obligation of the Company to redeem the Retracted Shares shall terminate and, provided that the Retraction Request is not revoked by the holder of such Retracted Shares in the manner specified in Section 26.6(a)(iv), CallCo shall purchase from such holder and such holder shall sell to CallCo on the Retraction Date the Retracted Shares for an amount per share equal to the Retraction Call Right Purchase Price. Provided that the aggregate Retraction Call Right Purchase Price has been so deposited with the Transfer Agent as provided in Section 26.6(b)(iii), the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date.

(iii)

For the purpose of completing a purchase of Retracted Shares pursuant to the exercise of the Retraction Call Right, CallCo shall deliver or cause to be delivered to the holder of such Retracted Shares, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at any office of the Transfer

Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price to which such holder is entitled, and such delivery of Exchangeable Share Consideration on behalf of CallCo shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Right Purchase Price to the extent that the same is represented by such Exchangeable Share Consideration, unless any cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation.

(iv)

If CallCo does not notify the Transfer Agent in accordance with Section 26.6(b)(ii) of its intention to exercise the Retraction Call Right in the manner and timing described therein, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Transfer Agent) that CallCo exercise the Retraction Call Right in respect of the shares covered by the notice.

(v)

On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive the aggregate Retraction Call Right Purchase Price in respect thereof, unless payment of the aggregate Retraction Call Right Purchase Price payable to such holder shall not be made upon presentation and surrender of Exchangeable Share Documents and other required documents in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Right Purchase Price has been paid in the manner so provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of Exchangeable Share Documents and payment of such aggregate Retraction Call Right Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by CallCo shall thereafter be considered and deemed for all purposes to be a holder of the Delaware Common Stock delivered to such holder.

26.7	Redemption of Exchangeable Shares by the Company.

(a)

Redemption Amount. Subject to applicable Laws and the due exercise by CallCo of the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent and its affiliates) for an amount per share (the “Redemption Price”) equal to the Exchangeable Share Price on the last Business Day prior to the Redemption Date, which price shall be satisfied in full by the Company delivering or causing to be delivered to each holder of Exchangeable Shares the Exchangeable Share Consideration for each Exchangeable Share held by such holder.

(b)

Notice of Redemption. In the case of a redemption of Exchangeable Shares pursuant to Section 26.7(a), the Company shall, at least 30 days before the Redemption Date (other than a Redemption Date established in connection with a

Parent Control Transaction), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by CallCo under the Redemption Call Right of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Parent Control Transaction, the written notice of the redemption by the Company or the purchase by CallCo of the Exchangeable Shares under the Redemption Call Right will be sent on or before the Redemption Date, on as many days’ prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

(c)

Payment of Redemption Price. On or promptly after the Redemption Date, and provided that the Redemption Call Right has not been exercised by CallCo, the Company shall deliver or cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, upon presentation and surrender of the Exchangeable Share Document representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, together with such additional documents, instruments and payments as the Transfer Agent or the Company may reasonably require, at any office of the Transfer Agent as may be specified by notice to the holders of the Exchangeable Shares. Payment of the Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Redemption Price. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive, without interest, their proportionate part of the aggregate Redemption Price, unless payment of the aggregate Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of Exchangeable Share Documents in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner so provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as provided to deposit or cause to be deposited the aggregate Redemption Price (in the form of Exchangeable Share Consideration) of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by Exchangeable Share Documents that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice and any interest earned on such deposit shall belong to the Company. Provided that such aggregate Redemption Price has been so deposited prior to the Redemption Date, on and after the Redemption Date, the Exchangeable Shares in respect of which such deposit shall have been made shall be redeemed and the rights of the holders thereof after the Redemption Date shall be limited to receiving, without interest, their proportionate part of the aggregate Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the Exchangeable Share Documents for the Exchangeable Shares held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Delaware Common Stock delivered to them or the custodian on their behalf.

26.8 Purchase by Private Agreement. Subject to applicable Laws and the articles of the Company, and notwithstanding Section 26.7(b), the Company may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with the holder thereof.

26.9 Voting Rights. Except as required by applicable Laws and by Section 26.11, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not be entitled to class votes except as required by applicable Law.

26.10 Specified Amount. The “specified amount” for the purposes of subsection 191(4) of the Income Tax Act (Canada) in respect of each Exchangeable Share shall be the amount specified by a director or officer of the Company in a resolution that is entered into in connection with the issuance of the Exchangeable Shares of the Company (expressed as a dollar amount).

26.11	Amendment and Approval.

(a)

Amendment. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as specified below.

(b)

Approval. Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares either in accordance with applicable Laws or as expressly provided under these Exchangeable Share Provisions shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable Laws, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided, however, that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chair of such meeting. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

26.12 Reciprocal Changes in Respect of Delaware Common Stock.

(a)

Acknowledgement in Respect of Issuances or Distributions. The Company and each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Parent will not, except as provided in the Support Agreement, without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b):

(i)

issue or distribute Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock) to the holders of all or substantially all of the then outstanding Delaware Common Stock by way of stock or share dividend or other distribution, other than an issue of Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock) to holders of Delaware Common Stock who exercise an option to receive dividends in Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock) in lieu of receiving cash dividends, or pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement;

(ii)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Delaware Common Stock entitling them to subscribe for or to purchase Delaware Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Delaware Common Stock); or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding Delaware Common Stock:

(A)	shares or securities of Parent of any class other than Delaware Common Stock (or securities convertible into or exchangeable for or carrying rights to acquire Delaware Common Stock);

(B)	rights, options or warrants other than those referred to in Section 26.12(a)(ii) above;

(C)	evidence of indebtedness of Parent; or

(D)	assets of Parent;

unless, in each case, the Company issues or distributes the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Transaction Agreement and the Plan of Arrangement; provided, further, that the foregoing limitations and restrictions set forth in this Section 26.12(a) shall not apply to actions taken by Parent relating to a Preferred Stock Rights Agreement.

(b)

Acknowledgement in Respect of Corporate Changes. Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that for so long as any Exchangeable Shares not owned by Parent or its affiliates are outstanding, Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b):

(i)	subdivide, redivide or change the then outstanding Delaware Common Stock into a greater number of Delaware Common Stock;

(ii)	reduce, combine, consolidate or change the then outstanding Delaware Common Stock into a lesser number of Delaware Common Stock; or

(iii)	reclassify or otherwise change the Delaware Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the Delaware Common Stock;

unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Transaction Agreement and the Plan of Arrangement; provided, further, that the foregoing limitations and restrictions set forth in this Section 26.12(b) shall not apply to actions taken by Parent relating to a Preferred Stock Rights Agreement. The Support Agreement further provides, in part, that the above noted provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b). Accordingly, and notwithstanding any provision to the contrary contained elsewhere in these Articles, the Company may, by way of a resolution of the Board of Directors (i) subdivide, redivide or change the then outstanding Exchangeable Shares into a greater number of Exchangeable Shares, or (ii) reduce, combine, consolidate or change the then outstanding Exchangeable Shares into a lesser number of Exchangeable Shares, to give effect to an economically equivalent change in the rights of the holders of the Exchangeable Shares to any similar change made to the Delaware Common Stock under Sections 26.12(b)(i) or 26.12(b)(ii) respectively, as applicable.

(c)	Successorship Transaction. Notwithstanding the foregoing provisions of this Section 26.12, in the event of a Parent Control Transaction:

(i)

in which Parent merges or amalgamates with, or in which all or substantially all of the then outstanding Delaware Common Stock are acquired by one or more other corporations to which Parent is, immediately before such merger, amalgamation or acquisition, related within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(ii)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of such term in Section 26.1(a); and

(iii)

in which all or substantially all of the then outstanding Delaware Common Stock are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Parent Control Transaction, owns or controls, directly or indirectly, Parent;

then all references herein to “Parent” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Delaware Common Stock” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption, retraction or purchase of shares pursuant to these Exchangeable Share Provisions, the Support Agreement and the Voting and Exchange Trust Agreement (as applicable) immediately subsequent to the Parent Control Transaction, being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption, retraction or purchase of such shares pursuant to these Exchangeable Share Provisions, the Support Agreement and the Voting and Exchange Trust Agreement (as applicable), had occurred immediately prior to the Parent Control Transaction and the Parent Control Transaction was completed), but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

26.13 Actions by the Company under Support Agreement and the Voting and Exchange Trust Agreement

(a)

Actions by the Company. The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent, CallCo and the Company with all provisions of the Support Agreement and the Voting and Exchange Trust Agreement applicable to Parent, CallCo and the Company, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreements.

(b)

Changes to Support Agreement or Voting and Exchange Trust Agreement. The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement or the Voting and Exchange Trust Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 26.11(b) other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(i)	adding to the covenants of any or all of the other parties to the Support Agreement or the Voting and Exchange Trust Agreement if the board of directors of each of Parent, CallCo and the Company shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(ii)

evidencing the succession of successors to Parent either by operation of Law or agreement to the liabilities and covenants of Parent under the Support Agreement (“Parent Successors”) and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 3 of the Support Agreement;

(iii)

making such amendments or modifications not inconsistent with the Support Agreement and the Voting and Exchange Trust Agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the board of directors of each of Parent, CallCo and the Company, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments and modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(iv)

making such changes in or corrections to the Support Agreement and the Voting and Exchange Trust Agreement which, on the advice of counsel to Parent, CallCo and the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the board of directors of each of Parent, CallCo and the Company shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

26.14 Legend; Call Rights; Withholding Rights.

(a)

Legend. The Exchangeable Share Documents evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors with respect to the Support Agreement, including provisions relating to the Liquidation Call Right, the Redemption Call Right and the Change of Law Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and automatic exchange thereunder) and the Retraction Call Right.

(b)

Call Rights. Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Redemption Call Right, the Change of Law Call Right and the Retraction Call Right, in each case, in favour of CallCo, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of CallCo as provided herein and in the Support Agreement.

(c)

Withholding Rights. Each of Parent, the Company, CallCo, the Transfer Agent and any other person that has any withholding obligation with respect to any amount paid, deemed paid or otherwise deliverable to any holder of Exchangeable Shares (any such person, an “Other Withholding Agent”) shall be entitled to deduct and withhold or direct Parent, the Company, CallCo, the Transfer Agent, or any Other Withholding Agent to deduct and withhold on their behalf, from any amount or consideration paid, deemed paid or otherwise deliverable to any holder of Exchangeable Shares such amounts as are required to be deducted or withheld with respect to such payment or deemed payment under the Income Tax Act (Canada) or United States Tax Laws or any provision of federal, provincial, territorial, state, local, foreign or other Tax Law, in each case, as amended or succeeded. Parent, the Company, CallCo, the Transfer Agent, or any Other Withholding Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares to whom such amounts would otherwise have been paid or deemed paid and such deducted or withheld amounts shall be timely remitted to the appropriate Governmental Authority as required by applicable Law. To the extent that the amount so required to be deducted or withheld from any payment or deemed payment to a holder exceeds the cash portion of the amount or consideration otherwise payable to the holder (such difference, a “Withholding Shortfall”), Parent, the Company, CallCo, the Transfer Agent, and any Other Withholding Agent are hereby authorized to (A) (i) sell or otherwise dispose of, or direct Parent, the Company, CallCo, the Transfer Agent or any Other Withholding Agent to sell or otherwise dispose of, on their own account or through a broker (the “Broker”) and on behalf of the relevant holder or (ii) require such holder to irrevocably direct the sale through a Broker and irrevocably direct the Broker pay the proceeds of such sale to Parent, the Company, CallCo, the Transfer Agent or any Other Withholding Agent, as appropriate (and, in the absence of such irrevocable direction, the holder shall be deemed to have provided such irrevocable direction), such portion of the amount or consideration as is necessary to provide sufficient funds (after deducting commissions payable to the Broker and other costs and expenses) to Parent, the Company, CallCo, the Transfer Agent or any Other Withholding Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent, the Company, CallCo, the Transfer Agent or any Other Withholding Agent, as the case may be, shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale or (B) require such holder to deliver a Retraction Request for a number of Exchangeable Shares that would entitle such holder to net proceeds greater than or equal to the Withholding Shortfall and withhold the Withholding Shortfall from such net proceeds and remit to such holder any unapplied balance of the net proceeds. Each of Parent, CallCo, the Company, the Transfer Agent, the Broker or any Other Withholding Agent, as applicable, shall act in a commercially reasonable manner in respect of any withholding obligation; however, none of Parent, the Company, CallCo, the Transfer Agent, the Broker or any Other Withholding Agent, as applicable, will be liable for any loss arising out of any sale or other disposal of such consideration, including any loss relating to the manner or timing of such sale or other disposal, the prices at which the consideration is sold or otherwise disposed of or otherwise.

26.15 Notices.

(a)

Notices. Subject to applicable Laws, and except as otherwise provided herein, any notice, request or other communication to be given to the Company or the Transfer Agent by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or personal delivery or delivery by courier to the registered office of the Company or Transfer Agent, as applicable, and in each case, addressed to the attention of the Secretary of the Company. Any such notice, request or other communication, if given by mail or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company or the Transfer Agent, as applicable.

(b)

Exchangeable Share Documents. Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of Exchangeable Share Documents representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the retraction, redemption or purchase of Exchangeable Shares shall be made by first class mail (postage prepaid) or by personal delivery or delivery by to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the Secretary of the Company. Any such presentation and surrender of Exchangeable Share Documents shall only be deemed to have been made and to be effective upon actual receipt thereof by the Transfer Agent. Any such presentation and surrender of Exchangeable Share Documents made by first class mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

(c)	Notice to Shareholders.

(i)

Subject to applicable Laws, any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by personal delivery or delivery by courier to the address of the holder recorded in the register of shareholders of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.

(ii)

In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, the Company shall make reasonable efforts to disseminate any notice by other means, such as publication. Except as otherwise required or permitted by Law, if post offices in Canada are not open for the deposit of mail, any notice which the Company or the Transfer Agent may give or cause to be given hereunder will be deemed to have been properly given and to have been received by holders of Exchangeable Shares it is published once in the national edition of The

Globe and Mail and in a daily newspaper of general circulation in the French language in the City of Montreal, provided that if the national edition of The Globe and Mail is not being generally circulated, publication thereof will be made in the National Post or any other daily newspaper of general circulation published in the City of Toronto.

(iii)

Notwithstanding any other provisions of these Exchangeable Share Provisions, notices, other communications and deliveries need not be mailed if the Company determines that delivery thereof by mail may be delayed. Persons entitled to any deliveries (including Exchangeable Share Documents and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as the Company has determined that delivery by mail will no longer be delayed. The Company will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section 26.15(c). Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

26.16 Disclosure of Interests in Exchangeable Shares. The Company shall be entitled to require any holder of an Exchangeable Share or any person whom the Company knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to (a) confirm that fact, or (b) give such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of “equity securities” of the Company) under section 5.2 of National Instrument 62-104 Take-Over Bids and Issuer Bids or as would be required under the constating documents of Parent or any Laws or regulations, or pursuant to the rules or regulations of any regulatory agency, if and only to the extent that the Exchangeable Shares were Delaware Common Stock.

26.17 Fractional Shares. A holder of an Exchangeable Share shall not be entitled to any fraction of a share of Delaware Common Stock upon the exchange, redemption or purchase of such holder’s Exchangeable Share pursuant to Sections 26.5, 26.6 and 26.7 or otherwise, and no Exchangeable Share Certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest shall be entitled to receive for such fractional interest from the Company, Parent or CallCo, as the case may be, a cash payment equal to such fractional interest multiplied by the Current Market Price as part of the Exchangeable Share Consideration.

26.18 Liquidation Call Right. CallCo shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)

CallCo shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, pursuant to these Exchangeable Share Provisions, and subject to the purchase and sale contemplated by the Automatic Exchange Right, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by CallCo to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Call Purchase Price”) in accordance with Section 26.18(c). In the event of the exercise of the Liquidation Call Right by CallCo each such holder of Exchangeable Shares (other than Parent and its affiliates) shall be obligated to sell all of the Exchangeable Shares held by the holder to CallCo on the Liquidation Date upon payment by CallCo to such holder of the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share, and the Company shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased.

(b)

To exercise the Liquidation Call Right, CallCo must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right (i) in the case of a voluntary liquidation, dissolution or winding-up of the Company or any other voluntary distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least fifteen (15) Business Days before the Liquidation Date, or (ii) in the case of an involuntary liquidation, dissolution or winding-up of the Company or any other involuntary distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least five (5) Business Days before the Liquidation Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not CallCo has exercised the Liquidation Call Right forthwith after the expiry of the period during which CallCo may exercise the Liquidation Call Right. If CallCo exercises the Liquidation Call Right, then on the Liquidation Date, CallCo will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) will sell, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)

Subject to Section 26.18(d), for the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Liquidation Call Right, CallCo shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the aggregate Liquidation Call Purchase Price for all holders of the Exchangeable Shares (other than Parent and its affiliates). Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its affiliates) shall cease to be holders of the Exchangeable Shares on and after the Liquidation Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the aggregate Liquidation Call Purchase Price, without interest, upon presentation and surrender by the holder of Exchangeable Share Documents representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Delaware Common Stock which such holder is entitled to receive. Upon surrender to the Transfer Agent of Exchangeable Share Documents representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of CallCo, shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

(d)

If CallCo does not notify the Transfer Agent and the Company in accordance with Section 26.18(b) of its intention to exercise the Liquidation Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company) that CallCo exercise the Liquidation Call Right in respect of the shares covered by the notice, in which case, CallCo shall be deemed of have exercised the Liquidation Call Right and will be bound thereby.

26.19 Redemption Call Right. CallCo shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)

Notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to these Exchangeable Share Provisions, CallCo shall have the overriding right (the “Redemption Call Right”) to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by CallCo to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Redemption Date (the “Redemption Call Purchase Price”) in accordance with Section 26.19(c). In the event of the exercise of the Redemption Call Right by CallCo, each such holder of Exchangeable Shares (other than Parent and its affiliates) shall be obligated to sell all of the Exchangeable Shares held by the holder to CallCo on the Redemption Date upon payment by CallCo to such holder of the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share, and the Company shall have no obligation to redeem, or to pay the redemption price otherwise payable by the Company in respect of the Exchangeable Shares so purchased.

(b)

To exercise the Redemption Call Right, CallCo must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right (i) in the case of a redemption occurring in connection with a Parent Control Transaction, on or before the Redemption Date, and (ii) in any other case, at least fifteen (15) Business Days before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not CallCo has exercised the Redemption Call Right forthwith after the expiry of the period during which CallCo may exercise the Redemption Call Right. If CallCo exercises the Redemption Call Right, CallCo will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) will sell, on the Redemption Date, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)

Subject to Section 26.19(d), for the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, CallCo shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the aggregate Redemption Call Purchase Price for all holders of the Exchangeable Shares (other than Parent and its affiliates). Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its affiliates) shall cease to be holders of the Exchangeable Shares on and after the Redemption Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the aggregate Redemption Call Purchase Price, without interest, upon presentation and surrender by the holder of Exchangeable Share Documents representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Delaware Common Stock which such holder is entitled to receive. Upon surrender to the Transfer Agent of Exchangeable Share Documents representing the Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of CallCo shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

(d)

If CallCo does not notify the Transfer Agent and the Company in accordance with Section 26.19(b) of its intention to exercise the Redemption Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company) that CallCo exercise the Redemption Call Right in respect of the shares covered by the notice, in which case, CallCo shall be deemed of have exercised the Redemption Call Right and will be bound thereby.

26.20 Change of Law Call Right. CallCo shall have the following rights and obligations in respect of the Exchangeable Shares:

(a)

CallCo shall have the overriding right (the “Change of Law Call Right”), in the event of a Change of Law, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) on the Change of Law Call Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by CallCo to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Change of Law Call Date (the “Change of Law Call Purchase Price”) in accordance with Section 26.20(b). In the event of the exercise of the Change of Law Call Right by CallCo each such holder of Exchangeable Shares (other than Parent and its affiliates) shall be obligated to sell all of the Exchangeable Shares held by the holder to CallCo on the Change of Law Call Date upon payment by CallCo to such holder of the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share.

(b)

To exercise the Change of Law Call Right, CallCo must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of its intention to exercise such right at least fifteen (15) Business Days before the date (the “Change of Law Call Date”) on which CallCo shall acquire the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right. The Transfer Agent will notify the holders of the Exchangeable Shares as to CallCo exercising the Change of Law Call Right forthwith after receiving notice of such exercise from CallCo. If CallCo exercises the Change of Law Call Right, then on the Change if Law Call Date, CallCo will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or any of its affiliates) will sell, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)

Subject to Section 26.20(d), for the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right, CallCo shall deposit or cause to be deposited with the Transfer Agent, on or before the Change of Law Call Date, the Exchangeable Share Consideration representing the aggregate Change of Law Call Purchase Price for all holders of Exchangeable Shares (other than Parent and its affiliates). Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Parent and its affiliates) shall cease to be holders of the Exchangeable Shares on and after the Change of Law Call Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the aggregate Change of Law Call Purchase Price, without interest, upon presentation and surrender by the holder of Exchangeable Share Documents representing the Exchangeable Shares held by such holder and the holder shall on and after the Change of Law Call Date be considered and deemed for all purposes to be the holder of the Delaware Common Stock which such holder is entitled to receive. Upon surrender to the Transfer Agent of a Exchangeable Share Documents representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BCBCA and these Articles, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of CallCo shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

(d)

If CallCo does not notify the Transfer Agent and the Company in accordance with Section 26.20(b) of its intention to exercise the Change of Law Call Right in the manner and timing described above, each holder of Exchangeable Shares will, at the holder’s discretion, be entitled to demand (by way of notice given to the Company) that CallCo exercise the Change of Law Call Right in respect of the shares covered by the notice, in which case, CallCo shall be deemed of have exercised the Change of Law Call Right and will be bound thereby.

(e)

It is the intention of the Company, CallCo and Parent that the Exchangeable Shares are treated as shares of Parent for U.S. federal income tax purposes and the provisions of these Articles shall be interpreted in a manner consistent with the foregoing. The Company shall not take any position for U.S. federal income tax purposes that is inconsistent with the foregoing except to the extent otherwise required by a change in law (it being understood that this Section 26.20(e) shall not prevent the Company from taking any action that is explicitly contemplated in these Articles).

~ Signature page immediately follows ~

Full name and signature of incorporator		Date of signing

ZYMEWORKS CALLCO ULC
July 13, 2022

By:	(s) “Kenneth Galbraith”
Authorized Signatory

Name of Incorporator: Zymeworks CallCo ULC

APPENDIX

RETRACTION REQUEST

[TO BE PRINTED ON EXCHANGEABLE SHARE DOCUMENTS]

TO:	Zymeworks ExchangeCo Ltd. (the “Company”)
COPY TO:	Zymeworks CallCo ULC (“CallCo”)

Notice is given pursuant to Section 26.6 of the special rights or restrictions (the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares of the Company represented by this Exchangeable Share Document and all capitalized words and expressions used in this Retraction Request that are defined in the Exchangeable Share Provisions have the meanings ascribed to such words and expressions in such Exchangeable Share Provisions.

The undersigned hereby notifies the Company that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Company redeem in accordance with Section 26.6 of the Exchangeable Share Provisions: (select one)

☐	all share(s) represented by this Exchangeable Share Document

☐	share(s) represented by this Exchangeable Share Document

The undersigned hereby notifies the Company that the Retraction Date shall be                     .

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this Retraction Request is received by the Company. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this Retraction Request is received by the Company.

The undersigned acknowledges the overriding Retraction Call Right of CallCo to purchase all but not less than all the Retracted Shares from the undersigned and that this Retraction Request is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to CallCo in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Right Purchase Price and on the other terms and conditions set out in Section 26.6(b) of the Exchangeable Share Provisions. If CallCo does not exercise the Retraction Call Right, the Company will cause the undersigned to be notified of such fact as soon as possible. This Retraction Request, and this offer to sell the Retracted Shares to CallCo, may be revoked and withdrawn by the undersigned only by notice in writing given to the Transfer Agent at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable Law, the Company is unable to redeem all Retracted Shares, and provided that CallCo has not exercised the Retraction Call Right with respect to the Retracted Shares, and that the undersigned has not exercised its right to demand CallCo to exercise its Retraction Call Right under Section 26.6(b)(iv) of the Company’s Articles, then the Retracted Shares will be automatically exchanged pursuant to the Voting and Exchange Trust Agreement so as to require Parent to purchase the unredeemed Retracted Shares (subject to Parent’s option of delegating such obligation to CallCo).

The undersigned hereby represents and warrants to CallCo and the Company that the undersigned: (select one)

☐	is

☐	is not

a resident of Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS A RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

The undersigned hereby represents and warrants to CallCo and the Company that the undersigned has good title to, and owns, the share(s) represented by this Exchangeable Share Document to be acquired by CallCo or the Company, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐

Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which such Exchangeable Share Document and cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

Note: This panel must be completed and this Retraction Request, together with the Exchangeable Share Documents and such additional documents and payments (including, without limitation, any applicable stamp taxes) as the Transfer Agent or the Company may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Company and the securities (or evidence of the electronic registration thereof) and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

Note: If this Retraction Request is for less than all of the shares represented by this Exchangeable Share Document, an Exchangeable Share Document representing the remaining share(s) of the Company represented by this Exchangeable Share Document will be issued and registered in the name of the shareholder as it appears on the register of the Company, unless the Share Transfer Power on the Exchangeable Share Document is duly completed in respect of such share(s).

EXHIBIT B

NOTICE OF EXERCISE

[TO BE PRINTED ON EXCHANGEABLE SHARE DOCUMENTS]

TO:	Computershare Trust Company of Canada (the “Share Trustee”)
COPY TO:	Zymeworks CallCo ULC (“CallCo”)

Notice is given pursuant to Section 5.1 of the Voting and Exchange Trust Agreement (as defined in the special rights or restrictions (the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares of Zymeworks ExchangeCo Ltd. (“ExchangeCo”) represented by this Exchangeable Share Document and all capitalized words and expressions used in this Notice of Exercise that are defined in the Voting and Exchange Trust Agreement have the meanings ascribed to such words and expressions in such Voting and Exchange Trust Agreement.

The undersigned hereby notifies the share Trustee that the undersigned desires to have CallCo (and failing CallCo, Parent, subject to Parent’s right to cause CallCo to fulfill Parent’s obligations hereunder) to purchase the following pursuant to the Exchange Right as a result of the continuance of an Insolvency Event:

☐	all share(s) represented by this Exchangeable Share Document

☐	share(s) represented by this Exchangeable Share Document

This Notice of Exercise may not be revoked and withdrawn by the undersigned.

The undersigned hereby represents and warrants to CallCo, Parent and the Share Trustee that the undersigned: (select one)

☐	is

☐	is not

a resident of Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS A RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE PURCHASE OF THE EXCHANGEABLE SHARES.

The undersigned hereby represents and warrants to CallCo, Parent and the Share Trustee that the undersigned has good title to, and owns, the share(s) represented by this Exchangeable Share Document to be acquired by CallCo or Parent, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐

Please check box if the securities and any cheque(s) resulting from the purchase of the Exchangeable Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which such Exchangeable Share Document and cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

Note: This panel must be completed and this Notice of Exercise, together with the Exchangeable Share Documents and such additional documents and payments (including, without limitation, any applicable stamp taxes) as the Transfer Agent, CallCo, Parent of the Share Trustee may require, must be deposited with the Share Trustee. The securities and any cheque(s) resulting from the purchase of the Exchangeable Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of ExchangeCo and the securities (or evidence of the electronic registration thereof) and any cheque(s) resulting from such purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

Note: If this Notice of Exercise is for less than all of the shares represented by this Exchangeable Share Document, an Exchangeable Share Document representing the remaining share(s) of ExchangeCo represented by this Exchangeable Share Document will be issued and registered in the name of the shareholder as it appears on the register of ExchangeCo.